                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         BANK OF GRANITE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                           BANK OF GRANITE CORPORATION
                              23 NORTH MAIN STREET
                             GRANITE FALLS NC 28630
                                  (704)496-2000

            Notice of Annual Meeting of Shareholders - April 28, 1997


TO OUR SHAREHOLDERS:

The Annual Meeting of Shareholders of Bank of Granite Corporation will be held on Monday April 28, 1997 at 10:30 a.m. The meeting will be held at the Holiday Inn, 130 South Lenoir Rhyne Boulevard, S.E. (at Interstate 40, Exit #125), Hickory, North Carolina for the following purposes:

1.   To consider the adoption of an Incentive Stock Option Plan.

2. To consider the election of seven persons named as director nominees in the Proxy Statement dated March 9, 1997, which accompanies the Notice.

3. To consider the ratification of the selection of Deloitte & Touche LLP as Bank of Granite Corporation's independent Certified Public Accountants for the fiscal year ending December 31, 1997, and

4. To transact such other business as may properly be brought before the meeting or any adjournment thereof.

Shareholders of record at the close of business on March 9, 1997 are entitled to receive notice of the vote at this meeting.

Bank of Granite Corporation's 1997 Annual Shareholders Meeting proxy Ballot, Proxy Statement and its 1996 Annual Report are enclosed with this Notice.

YOUR VOTE IS IMPORTANT. TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY IN THE ENVELOPE PROVIDED FOR THAT PURPOSE. IF YOU ATTEND THE MEETING, YOU MAY OF COURSE, WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                                          By order of the Board of Directors



                                          /s/ JOHN A. FORLINES, JR.
                                          -------------------------------------
Granite Falls, NC                         JOHN A. FORLINES, JR.
March 19, 1997                            Chairman and Chief Executive Officer

--------------------------------------------------------------------------------
                           BANK OF GRANITE CORPORATION
                                 PROXY STATEMENT
--------------------------------------------------------------------------------


                 SOLICITATION, VOTING AND REVOCABILITY OF PROXY

General

The accompanying Proxy is solicited by the Board of Directors of Bank of Granite Corporation (the "Corporation") for use at the Annual Meeting of Shareholders to be held on April 28, 1997, and any adjournment thereof. The time and place of the meeting is set forth in the accompanying Notice of Meeting. The approximate date on which this Proxy Statement and the accompanying Proxy are first being sent or given to Shareholders of the Corporation is approximately March 19, 1997.

A copy of the Corporation's 1996 Annual Report including financial statements is included with this Proxy Statement and has been sent to each person who was a shareholder of record as of the close of business on March 9, 1997. The Corporation will also provide to any shareholder without charge a copy of the Annual Report for 1996 filed on Form 10-K with the Securities and Exchange Commission upon written request to Randall C. Hall, Secretary, Bank of Granite Corporation, P.O. Box 128, Granite Falls, North Carolina, 28630.

Solicitation

All expenses of preparing, printing, and mailing the Proxy and all material used in the solicitation thereof will be borne by the Corporation. In addition to the use of the mails, proxies may be solicited through personal interview and telephone by directors, officers, and other employees of the Corporation, none of whom will receive additional compensation for their services.

Revocability of Proxy

This proxy shall be revocable at any time prior to its exercise by filing a written request with Randall C. Hall, Secretary of the Corporation, by voting in person at the Shareholders' Meeting, or by presenting a duly executed proxy bearing a later date.

Voting Securities and Vote Required for Approval

At the close of business on March 9, 1997, the record date, the Corporation had issued and outstanding 9,032,382 shares of Common Stock, par value $1.00 per share, which is the only class of stock outstanding. Only the holders of record of Common Stock of the Corporation at the close of business on March 9, 1997 are entitled to receive notice of the Annual Meeting of Shareholders and to vote on such matters to come before the Annual Meeting or any adjournment thereof.

Presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock of the Corporation entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting and any adjournment thereof.

The approval of Proposal 1 (The adoption of an Incentive Stock Option Plan), Proposal 2 (the Election of Directors), and Proposal 3 (the Ratification of the Selection of the Corporation's Independent Accountants), and approval of all other items which may be submitted to the shareholders for their consideration at the Annual Meeting requires the affirmative vote of a majority of shares present and voting. Each shareholder is entitled to one (1) vote for each share of Common Stock held by him or her at the close of business on the record date, March 9, 1997. Cumulative voting is not permitted.

On all proposals, an abstention will have the same effect as a negative vote but, because shares held by brokers will not be considered entitled to vote on matters as to which the brokers withhold authority, a broker non-vote will have no effect on the outcome of the vote on such proposals.

The Board of Directors unanimously recommends a vote in favor of Proposals 1, 2 and 3. Each Proxy, unless the shareholder otherwise specifies, will be voted in favor of Proposals 1, 2 and 3. In each case where the shareholder has appropriately specified how the Proxy is to be voted, it will be voted in accordance with his or her specifications. Executed but unmarked Proxies that are returned to the Corporation will be voted in favor of the proposed Incentive Stock Option Plan, in favor of the proposed slate of directors and in favor of the ratification of Deloitte & Touche LLP as the Corporation's independent accountants. Shareholders may designate a person or persons other than those named in the enclosed Proxy to vote their shares at the Annual Meeting or any adjournment thereof. As to any other matter or business which may be brought before the Annual Meeting or any adjournment thereof, a vote may be cast pursuant to the accompanying Proxy in accordance with the judgment of the person or persons voting the same, but the management and Board of the Corporation do not know or any other matter or business to come before the Annual Meeting.


                     PRINCIPAL HOLDERS OF VOTING SECURITIES

To the knowledge of the Corporation, no individual shareholder owned beneficially more than five percent (5%) of Bank of Granite Corporation's outstanding Common Stock on the record date. Corporation Common Stock is held by Cede & Co. as nominee of securities depositories for various segments of the financial industry. As of the record date, Cede & Co. held shares registered in street name for approximately 1,300 individuals and organizations.

On the record date, the Corporation's Common Stock was owned by approximately 3,500 individuals and entities, holding Stock either as record holder or as beneficial owner.

                    INFORMATION ABOUT THE BOARD OF DIRECTORS
                           AND COMMITTEES OF THE BOARD

Boards of Bank of Granite Corporation and its sole subsidiary, Bank of Granite (the "Bank") are composed of the same persons.

During the fiscal year ended December 31, 1996, the Bank's Board of Directors held 14 meetings, and the Corporation's Board of Directors held 6 meetings. All members of both Boards of Directors attended more than 75% of the total number of meetings of the Boards of Directors and the total number of meetings held by committees of the Boards of which they are members. Overall attendance at both Boards' meeting was approximately 92%.

Corporation and Bank directors were paid an annual retainer of $4,000 and fees of $250 for attendance at each meeting of the Board. Directors received no additional compensation for attending committee meetings. The Corporation's Board has standing audit and nominating committees. The Bank's Board of Directors supervises all compensation matters, and performs certain executive committee functions for the Corporation's Board of Directors. The functions, composition and frequency of meetings for the audit and nominating committees in fiscal year 1996 were as follows:

AUDIT COMMITTEE - The Audit Committee was composed of directors Robert E. Cline, Barbara F. Freiman and Myron L. Moore, Jr. The Committee, whose members are neither officers nor employees of the Corporation or Bank, provides general oversight of the internal audit function, reviews the findings of external audits and examinations, evaluates the adequacy of the Bank's insurance coverage, and reviews the activities of the Bank's regulatory compliance efforts. During 1996, nine (9) meetings were held. All Committee members attended more than 75% of the total number of Audit Committee meetings held during the fiscal year 1996.

NOMINATING COMMITTEE - The Nominating Committee was composed of directors John
A. Forlines, Jr., Barbara F. Freiman, Myron L. Moore, Jr., and Charles M. Snipes. The Committee makes recommendations to the Board of Directors with respect to nominees for election as directors. The Committee would consider shareholder nominees for Corporation and Bank Board membership. Any shareholder wishing to nominate a candidate for director must follow the procedures set forth in the section of this Proxy Statement entitled "Proposals for 1998 Annual Shareholders Meeting". During 1996, nine (9) meetings were held. All Committee members attended more than 75% of the total number of Audit Committee meetings held during the fiscal year 1996.

              APPROVAL OF THE CORPORATION'S 1997 STOCK OPTION PLAN
                                  (PROPOSAL 1)

The Board of Directors is submitting to the shareholders, for their approval, the Corporation's 1997 Incentive stock Option Plan (the "1997 Plan"). The 1997 Plan was adopted by the Corporation's Board of Directors (the "Board") and became effective on January 13, 1997, subject to shareholder approval. The 1997 Plan is similar in its terms and its purpose to the former Incentive Stock Option Plan for the Corporation (the "Former Plan"), which was adopted by the Board of Directors and approved by the shareholders in 1983. The 1997 Plan is intended to replace the Former Plan. The Board believes that option plans have proved to be an important means of attracting, holding and motivating key employees.

REASON FOR SHAREHOLDER ADOPTION OF THE 1997 PLAN

The 1997 Plan is being submitted to the shareholders for their approval in order to comply with NASDAQ rules and in order to qualify remuneration attributable to option awards under the 1997 Plan to certain key executives as "performance based" under Section 162(m), which generally limits to $1,000,000 the amount of compensation a publicly held corporation may deduct for compensation in any year to any chief executive officer and up to four of such corporation's other most highly compensated officers. Because all option awards under the 1997 Plan are intended to quality as incentive stock options under Section 422 of the Code, for which the corporation generally is not entitled to a deduction, it is anticipated that the deduction limitations of Section 162(m) would be relevant to the Corporation with respect to awards under the 1997 Plan only in the event that a key executive is deemed to have sold shares acquired upon the exercise of options within two years of the grant of such options, such as in the event that outstanding options are converted into the right to receive cash upon the occurrence of certain change in control events, as described below.

SUMMARY OF THE 1997 PLAN

The 1997 Plan is summarized below. However, this summary is qualified in its entirety by reference to the text of the 1997 Plan, a copy of which may be obtained without charge by written request to Randall C. Hall, Secretary, Bank of Granite Corporation, P.O. box 128, Granite Falls, North Carolina 28630-0128.

General. The 1997 Plan provides that the Corporation may grant options to purchase common Stock ("Options") to key employees of the Corporation and its subsidiaries. The purpose of the 1997 Plan is to promote the growth and profitability of the Corporation by increasing personal participation of officers and other key employees in the financial performance of the Corporation, by enabling the Corporation to attract and retain officers and employees of outstanding competence and by providing such officers and employees with an equity opportunity in the Corporation.

The 1997 Plan provides that Options may be granted in such amounts and at such time as the Compensation Committee of the Board of Directors shall determine. 100,000 shares of the Corporation's Common Stock have been reserved for the grant of Options under the 1997 Plan. No employee may be granted Options under the Plan to purchase more than 5,000 shares of

Common Stock in any calendar year. The numbers of shares subject to Options that may be granted under the 1997 Plan and the number of shares and exercise prices of outstanding Options shall be adjusted to reflect any change in the capitalization of the Corporation as contemplated in the 1997 Plan.

Administration. The 1997 Plan is administered by the Compensation Committee of the Corporation's Board of Directors or any other committee of the Board designated by the Board ("the Committee") composed solely of members who are "non-employee directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act") and "outside directors" within the meaning of regulations adopted pursuant to Section 162(m) of the Code. The Committee has complete authority to control, operate, manage and administer the 1997 Plan, including, but not limited to, the right to: (a) determine the employees who will receive Options, the timing of the grants of Options, and other terms of such Options, subject to the terms of the 1997 Plan; (b) make and amend rules governing the administration of the 1997 Plan; ( c) construe and interpret the 1997 Plan; (d) take actions necessary to keep the 1997 Plan in compliance with securities, tax and other laws; and (f) to make other necessary determinations in connection with the administration of the 1997 Plan.

The Committee may designate selected Committee members or certain employees of the Corporation to assist the Board or Committee in the administration of the 1997 Plan and may grant authority to such persons to execute documents, including Options, on behalf of the Committee, subject to the requirements of the Section 16 rules under the Exchange Act and Section 162(m) under the Code. The 1997 Plan provides that no member of the Committee or employee of the Corporation assisting the Board or Committee in connection with the 1997 Plan shall be liable for any action taken or determination made in good faith.

Eligibility and Criteria for Grants. The 1997 Plan provides that Options may be granted only to employees of the Corporation or its subsidiaries who are designated as a "Key Employee," which means and employee who holds a position of responsibility in a managerial, administrative, or professional capacity. As of March 9, 1997, there were approximately 40 such employees eligible to receive Options. In making the determination as to the key employees to whom Options shall be granted under the 1997 Plan and as to the number of shares to be subject thereto, the Committee will take into account the level and responsibility of the person's position, the level of the person's performance, the person's level of compensation, the assessed potential of the person and such additional factors as the Committee may deem relevant to the accomplishment of the purposes of the 1997 Plan.

Exercise Price. The price per share at which an Option may be exercised is determined by the Committee at the time of grant, but the exercise price per share may not be less than 100% of the fair market value of the Corporation's Common Stock on the date of grant.

Method of Exercise. Payment of the exercise price must be in cash. Options granted under the 1997 Plan may be exercised for any lesser number of shares than the full amount for which it could be exercised. Such a partial exercise of an Option does not affect the right to exercise the Option for the remaining shares subject to the Option.

Term of Options. The 1997 Plan generally provides that Options are exercisable at such time and upon such conditions as may be determined by the Committee at the time of the grant, except that the term of such Options may not exceed ten years from the date of the grant. In no event may an Option be exercised after the expiration of its fixed term. In addition, the aggregate fair market value (determined at the time Options were granted) of the Common Stock with respect to such stock options are exercisable for the first time for any holder of Options during any calendar year (under the 1997 Plan or any other plan of the Corporation) shall not exceed $100,000 (or such other limit as may be required under the Code). The 1997 Plan prohibits repricing of outstanding Options.

Transferability of Options. In general, Options granted under the 1997 Plan may not be transferred other than by will or the laws of descent and distribution and during the optionee's lifetime may be exercised only by the optionee.

Termination of Employment. In general, outstanding Options terminate within one year of the termination of an Employee's employment because of death or disability and within 90 days of termination for any other reason, except that Options terminate immediately upon termination for cause. If an Employee dies without having exercised an Option, the Option may be exercised by the Employee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, to the extent of the shares with respect to which the option could have been exercised on the date of the Employee's death. The 1997 Plan also provides that Options granted thereunder will be forfeited if the holder of such Options engages in competition with the Corporation without the consent of the Corporation.

Change in Control Provisions. The 1997 Plan provides that, upon the occurrence of certain Change in Control Events (as defined below), all outstanding options become immediately vested and converted into the right to receive a cash lump sum payment (the "Cash-Out Payment") equal to the number of options converted times the highest closing price per share paid for the Common Stock during the 90 day period ending on the date of the Change in Control Event.

Such Cash-Out Payment will be triggered upon the earlier to occur of the following: (1) a Change in Control Event which results, directly or indirectly, in the Common Stock ceasing to be actively traded on the primary securities exchange or quotation system on which the Common Stock was traded immediately prior to such Change in Control Event; or (2) the termination of an optionee's employment within two years following a Change in Control Event for reasons other than death, disability, cause (as defined in the 1997 Plan) or retirement. Any of the following constitutes a Change in Control Event: (1) the consummation of any tender offer resulting in the transfer of ownership of 50% or more of the voting power of the Corporation's then-outstanding voting securities; (2) the merger or consolidation of the Corporation with another corporation that results in less than 50% of the voting power of the surviving corporation being owned in the aggregate by the Corporation's former shareholders other than affiliates of any party to the merger or consolidation; (3) the Corporation transfers all or substantially all its assets to another entity that is not a wholly-owned subsidiary of the Corporation; (4) any party becomes the beneficial owner of 50% or more of the combined voting power of the Corporation's then-outstanding voting securities; and (5) any tender offer, merger, consolidation, sale of assets, contested election, or combination of such transactions that results in a turnover of a majority of the Corporation's Board of Directors. Any Cash-Out Payment triggered by the foregoing provisions is payable no later than 90 days after the triggering event.

Amendment of Plan and Options. The 1997 Plan may be amended, altered or discontinued by the Committee at any time, but no such termination or amendment shall materially and adversely affect the rights and obligations of a holder of an Option theretofore granted without such holder's consent. The Committee may also amend the terms and conditions of any outstanding Option. However, no action may be taken that would alter or impair any rights or obligations under any outstanding Option without the consent of the holder of the Option.

Federal Income Tax Consequences. The options granted under the 1997 Plan are intended to qualify as "incentive stock options" under Section 422 of the Code. A participant who is granted an Option will not be subject to federal income tax at the time of grant, and the Corporation will not be entitled to a tax deduction by reason of such grant. Upon exercise of an Option, no taxable income will be recognized by the participant, and the Corporation is not entitled to a tax deduction by reason of such exercise. However, if shares purchased pursuant to the exercise of an Option are sold within two years from the date of grant or within one year after the transfer of such shares to the participant, then the difference, with certain adjustments, between the fair market value of the shares at the date of exercise and the exercise price will be considered ordinary income ordinary income, and the Corporation will be entitled to a tax deduction at the same time and in the same amount. In the event of a sale of shares purchased upon exercise of an Option, any appreciation above or depreciation below the fair market value at the date of exercise will generally qualify as capital gain or loss.

Any Cash-Out Payment triggered by a Change in Control Event within two years of the date of grant of the options converted to such Cash-Out Payment would generally be considered ordinary income to the participant to the extent, with certain adjustments, of the difference between Cash-Out Payment and the exercise price of the converted options, and the Corporation generally would be entitled to a tax deduction at the same time and in the same amount. The 1997 plan is intended to provide that any such deduction available to the Corporation will not be subject to the $1,000,000 deduction limitation imposed by Section 162(m) of the Code.

Effective Date; Duration. As noted above, the 1997 Plan became effective on January 13, 1997. Its continued existence is subject to the approval by holders of a majority of the outstanding shares of Common Stock. If approved and unless previously terminated by the Board or Committee, the 1997 Plan will terminate at the close of business on January 13, 2007.

At March 19, 1997, options for 100,000 shares are available for grant under the 1997 Plan. On February 25, 1997, the closing price for the Corporation's Common Stock as reported by NASDAQ, was $29.75 per share.

FOR THE REASONS SET FORTH ABOVE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ADOPTION OF THE 1997 PLAN.

                              ELECTION OF DIRECORS
                                  (PROPOSAL 2)

Seven (7) directors are being considered for election at the Annual Meeting, each to hold office for one year or until a successor is elected an qualified. The Corporation Board's nominees are shown below along with biographical summaries and beneficial ownership of Common Stock. The information is presented, unless otherwise indicated, as of March 9, 1997.

All of the director nominees shown below have been elected previously a director by the Corporation shareholders, with the exception of Hugh R. Gaither. All director nominees are currently serving on the Board.

In the event a director nominee declines or is unable to serve as director, which is not anticipated, the shares represented by proxy will be voted for the Board's substitute nominee.

          THE BOARD OF DIRECTORS RECOMMENDS THAT THE DIRECTOR NOMINEES,
              SHOWN IN THE FOLLOWING TABLE BE ELECTED AS DIRECTORS.

                       DIRECTORS AND EXECUTIVE OFFICERS OF
                           BANK OF GRANITE CORPORATION

The number of shares of Bank of Granite Corporation stock beneficially owned by the nominees are those owned as of March 9, 1997. Unless otherwise indicated, each director has sole voting power (or shares such power with his or her spouse) with respect to the shares set forth in the table on the following page. The source of information provided in the table is the Corporation's shareholder records.

-----------------------------------------------------------------------------------------------------------------------------------
NAME                      PRINCIPAL OCCUPATION                    AGE ON       DIRECTOR       AMOUNT AND NATURE    OWNERSHIP AS A
                          during the last five years             DEC. 31,      SINCE (1)        OF BENEFICIAL       PERCENTAGE OF
                                                                   1996                           OWNERSHIP         COMMON STOCK
-----------------------------------------------------------------------------------------------------------------------------------
JOHN N. BRAY              President, Vanguard Furniture, Inc.       54        Bank (1992)        3,131 direct            .05%
Hickory, NC                                                                  Corp. (1992)          940 indirect (2)
-----------------------------------------------------------------------------------------------------------------------------------
ROBERT E. CLINE           President, Cline Realty Company, Inc.     71        Bank (1984)       10,711 direct            .29%
Hickory, NC                                                                  Corp. (1987)       15,815 indirect
-----------------------------------------------------------------------------------------------------------------------------------
JOHN A. FORLINES, JR.     Chairman and Chief Executive Officer,     78        Bank (1954)      416,693 direct           4.75%
Granite Falls, NC         Bank of Granite Corporation, since June            Corp. (1987)       12,554 indirect (3)
                          1987; Chairman, Bank of Granite, since
                          1972 (and Chief Executive Officer from
                          1954 through April, 1994)
-----------------------------------------------------------------------------------------------------------------------------------
BARBARA F. FREIMAN        Director of Institutional Effectiveness   62        Bank (1989)        5,033 direct            .08%
Lenoir NC                 and Development, Caldwell Community                Corp. (1989)        1,748 indirect (2)
                          College
-----------------------------------------------------------------------------------------------------------------------------------
HUGH R. GAITHER           President, Ridgeview, Inc.                46        Bank (1997)        7,165 direct            .16%
Newton, NC                                                                   Corp. (1997)        7,030 indirect
-----------------------------------------------------------------------------------------------------------------------------------
CHARLES M. SNIPES         President, Bank of Granite Corporation;   63        Bank (1982)      100,776 direct           1.44%
Hickory NC                President and Chief Executive Officer              Corp. (1987)       29,554 indirect (2)
                          (beginning May, 1994), Bank of
                          Granite;
                          Director, Vanguard Furniture, Inc.
-----------------------------------------------------------------------------------------------------------------------------------
BOYD C. WILSON, JR.       Vice President and Controller, Kincaid    44        Bank (1996)        3,568 direct            .08%
Hudson, NC                Furniture Company                                  Corp. (1996)        3,362 indirect (2)
-----------------------------------------------------------------------------------------------------------------------------------
DIRECTORS AND EXECUTIVE                                                                        549,566 direct           6.91%
Officers as a Group                                                                             74,489 indirect
(8 persons)
-----------------------------------------------------------------------------------------------------------------------------------

Notes:
(1) Bank of Granite Corporation, the holding company for Bank of Granite, was organized in June 1987.

(2) Shares of stock indirectly owned include those held in their spouse's name or by corporations controlled by such individuals.

(3) The indirect stock ownership shown for John A. Forlines, Jr., and Charles M. Snipes consists of those shares of Corporation Common Stock obtainable by such individuals within 60 days of March 9, 1997.

                           SUMMARY COMPENSATION TABLE

The following table summarizes current and long-term compensation and provides separate columns for stock-related compensation for each executive officer of the Corporation and its subsidiary, Bank of Granite ("Bank"), whose total salary and bonus exceeded $100,000 during 1996.


-------------------------------------------------------------------------------------------------------------------------------
                                                   ANNUAL                              LONG-TERM
                                                COMPENSATION                         COMPENSATION

                                                                                      SECURITIES              ALL OTHER
                                                                                      UNDERLYING            COMPENSATION
                                                                                      OPTIONS (2)                (3)
-------------------------------------------------------------------------------------------------------------------------------

    NAME AND PRINCIPAL       YEAR           SALARY              BONUS (1)
         POSITION

-------------------------------------------------------------------------------------------------------------------------------
JOHN A. FORLINES, JR.        1996          $195,000              $34,380               2,700                 $35,967
Corporation Chairman
and Chief Executive          1995          $184,000              $38,768               3,500                 $38,602
Officer; Bank
Chairman                     1994          $178,380              $38,768               2,500                 $34,024

-------------------------------------------------------------------------------------------------------------------------------
CHARLES M. SNIPES
Corporation President;       1996          $156,000              $25,713               2,700                 $29,606
Bank President and
Chief Executive Officer      1995          $137,604              $27,184               3,500                 $25,558

                             1994          $125,100              $27,184               2,500                 $26,234
-------------------------------------------------------------------------------------------------------------------------------

Notes:
(1) Figures shown represent actual incentive cash bonuses earned during the year indicated.

(2) Figures shown represent number of shares of Corporation Common Stock subject to options which were awarded to the named executive officers shown during the years indicated.

(3) Figures shown include amounts contributed by the Bank to its Profit-sharing Plan ("Plan") and allocated to the indicated executive officer's accounts. The plan is a "tax qualified" plan under section 401 (a) of the Internal Revenue Code and covers all Bank employees. The following amounts were contributed to John A. Forlines, Jr.s' Plan accounts: $22,500 (1996), $22,500 (1995), and $22,500 (1994). The
         following amounts were contributed to Charles M. Snipes' Plan accounts:
         $22,500 (1996), $22,500 (1995), and $22,500 (1994).

         Figures shown also indicate amounts contributed by the Bank to the indicated executive officer's Supplemental Executive Retirement Plan ("SERP") accounts. Because of Internal Revenue Code limitations on amounts which can be contributed to the named executive's Profit-sharing Plan accounts, the SERP was implemented by the Bank during 1994 to help replace those contributions "lost" by the named executives due to these limitations. Participation in the SERP is determined by the Board of Directors. The SERP is not a qualified plan under the Internal Revenue Code. Contribution earnings are tied to the 30 year US Treasury bond. The following amounts were contributed by the Bank to John A. Forlines, Jr.s' accounts: $12,470 (1996), $11,447
         (1995), and $10,587 (1994). The following amounts were contributed to Charles M. Snipes' accounts: $4,757 (1996), $2,218 (1995), and $343
         (1994).

         The remaining amounts shown represent the value of certain split dollar insurance plan premiums paid for the indicated executives, based on term insurance value of such payments as calculated under the Internal Revenue Code P.S. 58 rates or those of the insurer, if lower.

         The following table sets forth information with respect to options granted during 1996 to the named officers.

                        OPTION GRANTS IN LAST FISCAL YEAR

---------------------------------------------------------------------------------------------------------------------------------
                                              INDIVIDUAL GRANTS                          POTENTIAL REALIZABLE VALUE AT
                                                                                            ASSUMED ANNUAL RATES OF
                                                                                         STOCK PRICE APPRECIATION FOR
                                                                                                  OPTION TERM

---------------------------------------------------------------------------------------------------------------------------------
                             NUMBER OF       % OF TOTAL
                             SECURITIES        OPTIONS
                             UNDERLYING      GRANTED TO          EXERCISE
                              OPTIONS       EMPLOYEES IN          OR BASE       EXPIRATION         5%               10%
           NAME             GRANTED (1)    FISCAL YEAR (2)   PRICE ($/SH) (3)    DATE (4)   APPRECIATION (5)  APPRECIATION (6)
---------------------------------------------------------------------------------------------------------------------------------
JOHN A. FORLINES, JR.          2,700            11.9              $20.67         04/22/01       $15,420           $34,071
Corporation Chairman
and Chief Executive
Officer; Bank
Chairman
---------------------------------------------------------------------------------------------------------------------------------
CHARLES M. SNIPES              2,700            11.9              $20.67         04/22/01       $15,420           $34,071
Corporation President;
Bank President and
Chief Executive Officer
---------------------------------------------------------------------------------------------------------------------------------

Notes:
(1) Figures indicate number of shares of stock with respect to which options were granted under the Plan to the indicated executive officer during 1996. The price at which shares of Corporation Common Stock may be purchased upon the exercise of options under the Plan is equal to 100% of the fair market value of the Corporation's Common Stock on the date the options are granted. All options granted pursuant to the Plan must be exercised within 5 years from the date of grant. Outstanding options must also be exercised during employment or within 3 months after a participating executive's termination of service. If termination of service is by reason of death, an option my be exercised by the executive's legal representative or beneficiary within one year after the date of death. Options granted under the plan are subject to applicable income tax withholding requirements and are not transferable by the holder except by will or by the laws of descent and distribution, and shall be exercisable, during the participating key executive's lifetime, only by the key employee.

(2) Percent shown indicates options awarded to indicated executive officer as a percentage of total options granted to all Plan participants during 1996.

(3) The exercise or base price is the dollar amount at which each share of stock subject to option may be acquired by the indicated executive officer. The exercise or base price is the closing market price per share of the Common Stock on the date of the award of the option.

(4) The date shown indicates the date upon which the options granted will expire.

(5) The dollar values shown represent the potential realizable value of the grant of options at an assumed 5% annualized appreciate rate in the price of Corporation Common Stock. The potential realizable value is calculated under the following formula: [(A x B - C] x D, where A = $20.67, the per share market price at the time of the grant, B = 1.2763, the assumed rate of stock price appreciation (5%) compounded annually over the 5-year term of the option; C = $20.67, the per share exercise price of the option; and D = 2,700, the number of securities underlying the grant at year end 1996.

(6) The dollar values shown represent the potential realizable value of the grant of options at an assumed 10% annualized appreciation rate in the price of Corporation Common Stock. The potential realizable value is calculated under the following formula: [(A x B - C] x D, where A = $20.67, the per share market price at the time of the grant, B = 1.6105, the assumed rate of stock price appreciation (10%) compounded annually over the 5-year term of the option; C = $20.67, the per share exercise price of the option; and D = 2,700, the number of securities underlying the grant at year end 1996.

The following table sets forth information with respect to the exercise of stock options by the named officers during 1996 and unexercised options held as of December 31, 1996.


      AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND LAST FISCAL YEAR-
                                END OPTION VALUES

-----------------------------------------------------------------------------------------------------------------------------------
                                                                            NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                    SHARES                                       UNDERLYING                  IN-THE-MONEY
                                 ACQUIRED ON              VALUE              UNEXERCISED OPTIONS           OPTIONS AT FISCAL
NAME                           EXERCISE (#) (1)      REALIZED ($) (2)      AT FISCAL YEAR-END (#)           YEAR-END $ (3)
-----------------------------------------------------------------------------------------------------------------------------------
John A. Forlines, Jr.
Corporation Chairman                7,030                $82,181         Exercisable    -  16,982     Exercisable   -  $233,651
and Chief Executive                                                      Unexercisable -    8,310     Unexercisable -  $145,831
Officer; Bank
Chairman
-----------------------------------------------------------------------------------------------------------------------------------
Charles M. Snipes
Corporation President;              7,030                $82,181         Exercisable    -  16,982     Exercisable   -  $233,651
Bank President and                                                       Unexercisable -    8,310     Unexercisable -  $145,831
Chief Executive Officer
-----------------------------------------------------------------------------------------------------------------------------------


Notes:
(1) Indicates number of shares acquired by indicated executive officer through the exercise of options during 1996.

(2) Dollar amounts represent the aggregate dollar value realized by the indicated executive officer upon the exercise of options during 1996. The aggregate dollar value realized is calculated based on the difference between the fair market value of Corporation Common Stock on the date of exercise, less the underlying option's exercise or base price.

(3) Dollar amounts shown represent the value of stock options held by the indicated executive officers at year end 1996. Only those options which are "in the money" are reported. An option is considered to be "in the money" if the fair market value of the Corporations Common Stock exceeds the exercise or base price of the shares subject to the options at year end 1996. For those options "in the money", value is computed based on the difference between fair market value of Corporation Common Stock at year end 1996 and the exercise or base price of the shares subject to the options. The value of options exercisable and unexercisable at year end 1996 is also shown.

                 BOARD REPORT ON EXECUTIVE OFFICER COMPENSATION

All compensation paid to the Corporation's executive officers is paid by the Bank to such persons in their capacity as executive officers of the Bank. Accordingly, the compensation of such executives is reviewed and approved annually by the full Board of Directors of both the Bank and the Corporation, which consist of the same persons. This report is furnished by the Corporation's Board of Directors, which acts as the Corporation's Compensation Committee.

The fundamental philosophy of Bank of Granite Corporation's compensation program is to offer competitive compensation opportunities for all executive officers which are based both on the individual's contribution and on the Corporation's performance. The compensation paid is designed to retain and reward executive officers who are capable of leading the Corporation in achieving its business objectives in an industry characterized by complexity, competitiveness, and change. Annual compensation for the Corporation's CEO (and other executive officers) consists of three elements:

         -        base salary;

         - An annual cash incentive that is directly and indirectly linked to Corporation and individual performance (with Corporation performance measured on the basis of Return on Assets); and

         - Long-term equity participation, consisting of the issuance of stock options, designed to better align the interests of executive officers with those of the Corporation's shareholders.

For the Corporation's executives (and CEO), base salary is targeted to approximate average salaries for individuals in similar positions with similar levels of responsibilities who are employed by other banking organizations of similar size. The Corporation frequently participates in local, state, and other salary / compensation surveys and has access to other published salary / compensation data. The results of such surveys are used by the Corporation Board of Directors in helping to set appropriate levels of Corporation CEO and other executive officer base salaries.

During 1996, the Corporation increased the CEO's base salary by 6.0%. The Corporation Board of Directors determined that the 6.0% increase in the CEO base salary was appropriate in light of two primary factors. The first factor was a desire by the Corporation to provide the CEO with a base salary comparable to that paid by other banking organizations of similar size and financial performance. The Corporation Board of Directors annually review national, regional, statewide and local peer group salary data (to the extent available) in its determination of a comparable base salary. A second factor considered by the Corporation Board of Directors was the following 1995 Corporation performance accomplishment: a 2.66% Return on Assets, which placed the Corporation among the banking industry's top performers during 1995.

For the Corporation's executives (and CEO), the annual cash incentive during the years 1994, 1995, and 1996 ranged from 17.6% to 24.8% of base salary. This means that up to approximately 24.8% of the executive's annual compensation was variable, could fluctuate significantly from year to year, and was directly and indirectly tied to business and individual performance. The percentage of annual cash incentive for 1996 was 24.8% of the CEO's base salary. The annual cash incentive is based on banking organization's return on assets (ROA). The Corporation's Board of Directors, in its sole discretion, sets a threshold ROA target, based in part on the Corporation's financial performance in prior years and the performance of banking organizations of similar size in the Bank's general geographic region. If the threshold ROA target is achieved, a stated dollar amount will be paid into an incentive compensation pool. The incentive compensation pool amounts are then distributed among incentive plan participants based on such participants' base salaries as a percentage of all participants base salaries. If the Corporation earns ROA above the threshold level, and increasing dollar incentive pool is created up to a maximum dollar amount at a predetermined ROA level.

For the Corporation's CEO, executives (and other key employees), stock options may be granted each year in the sole discretion of the Board of Directors. While no formal system is employed in determining the number of stock options granted, both in the aggregate and to any one individual, the Board does take into account the Corporation's current financial performance and the number of stock options previously granted.

This report is provided as a summary of current Board practice with regard to annual compensation review and authorization of executive officer compensation and with respect to specific action taken for the CEO.

Because executive officer and CEO salaries are not expected currently or in the near future to exceed those limitations provided under Section 162(m) of the Internal Revenue Code, the Board currently has no specific policy which addresses the income tax deductibility of "qualifying compensation" under this specific code section. However, as noted in the description of the Corporation's 1997 Incentive Stock Option Plan contained in this Proxy Statement, that plan has been designed to provide that compensation deductions, if any, available to the Corporation with respect to remuneration under such plan are not subject to the deduction limitations of Section 162(m).


                                    Board of Directors
                                    Bank of Granite Corporation


                                    John N. Bray
                                    Robert E. Cline
                                    John A. Forlines, Jr.
                                    Barbara F. Freiman
                                    Myron L. Moore, Jr.
                                    Charles M. Snipes
                                    Boyd C. Wilson, Jr.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The full Corporation Board of Directors serves as the Corporation's compensation committee. John A. Forlines, Jr. and Charles M. Snipes both served as members of the Corporation Board of Directors during 1996 and also served as Corporation and Bank executive officers. Mr. Forlines is the Chairman and CEO of Bank of Granite Corporation, and Chairman of the Bank of Granite. Mr. Snipes is the President of Bank of Granite Corporation and President and CEO of the Bank of Granite. While Mr. Forlines, and Mr. Snipes specifically excluded themselves from any Corporation Board of Directors' discussions concerning their own compensation, they did participate with other Corporation Board members in discussions concerning other executive officers' compensation.

                          SHAREHOLDER PERFORMANCE GRAPH

The performance graph shown on the following pages compares the Corporation's cumulative total return over the most recent 5-year period with both the NASDAQ Index, and an Independent Bank Index (reflecting changes in certain peer group bank stocks). The Independent Bank Index is the compilation of the total return to shareholders of a group of 20 independent community banks located in the southeastern states of Florida, Georgia, North Carolina, Tennessee and Virginia. The banks range in asset size from $129 million to $1,016 million. Returns are shown on a total return basis, assuming the reinvestment of dividends. Due to the trend of mergers and consolidation in the banking industry, the Corporation changes the composition of the Independent Bank Index from year to year to replace community banks that have been acquired or otherwise changed their structure in such a way as to make them unrepresentative of the community banks represented in the Index.

                              BANK OF GRANITE CORP.
                           Five Year Performance Index


                           1991     1992     1993     1994     1995     1996
                           ----     ----     ----     ----     ----     ----
BANK OF GRANITE CORP.       100      149      161      167      196      299
INDEPENDENT BANK INDEX      100      130      163      197      268      313
MASDAQ INDEX                100      116      134      131      185      227


                    TRANSACTIONS WITH OFFICERS AND DIRECTORS

The Corporation has had, and expects to have in the future, banking transactions in the ordinary course of its business with directors, officers and their associates, on the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others; and, in the opinion of Corporation management, these transactions do not and will not involve more than the normal risk of collectibility or present other unfavorable features.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors and executive officers, and persons who own more than 10% of the Corporation's Common Stock, to file with the Securities and Exchange Commission initial reports of ownership of Corporation Common Stock and reports of changes in ownership. Executive officer, directors and greater than 10% shareholders are required by SEC regulations to furnish the Corporation with copies of all
Section 16(a) forms they file.

To the Corporation's knowledge, all Section 16(a) filings required of its executive officers and directors for 1996 were made in a timely manner.

                    RATIFICATION OF SELECTION OF ACCOUNTANTS
                                  (PROPOSAL 3)

The Board of Directors of the Corporation has selected the firm of Deloitte & Touche, LLP as independent Certified Public Accountants to examine the financial statements of the Corporation for the year ending December 31, 1997. The firm is to report on the Corporation's consolidated balance sheets, and related consolidated statements of income, consolidated statements of cash flow, and consolidated changes in shareholders' equity, and to perform such other appropriate accounting services as may be required by the Board of Directors. It is expected that representatives of Deloitte & Touche LLP, who also served as the Corporation's accounting firm for the past fiscal year, will be present at the shareholders' meeting. They will be provided with any opportunity to make a statement if they desire to do so and to answer appropriate questions which may be raised at the meeting.

The fee arrangement between Deloitte & Touche LLP and Bank of Granite Corporation is based on rates and terms customary for their practice.

The Board of Directors recommends that the firm of Deloitte & Touche LLP be ratified as the Corporation's Independent Certified Public Accountants for the year ended December 31, 1997.

                 PROPOSALS FOR 1998 ANNUAL SHAREHOLDERS MEETING

From time to time, individual shareholders may wish to submit proposals which they believe should be voted upon by the Corporation's shareholders. The Securities and Exchange Commission has adopted regulations which govern the inclusion of such proposals in the Corporation's annual proxy materials. No such proposals were submitted for the 1997 Annual Meeting. Shareholder proposals intended to be presented at the 1998 Annual Meeting of Shareholders must be received by the Secretary of the Corporation at its executive office, 23 North Main Street, P. O. Box 128, Granite Falls, North Carolina 28630 no later than November 14, 1997 (which is 120 days prior to the expected date of the 1998 Proxy Statement) in order to be eligible for inclusion in the Corporation's Proxy Ballot and Proxy Statement for the 1998 Annual Meeting.

While the Corporation's Nominating Committee normally recommends and nominates individuals to serve as directors of the Corporation, shareholders may also nominate candidates for director, provided that such nominations are made in writing and a received by the Corporation at its executive offices not later than December 14, 1997 (which is 90 days prior to the expected date of the 1998 Proxy Statement). The nomination should be sent to the attention of the Corporation Secretary and must include, concerning the director nominee, the following information: full name, age, date of birth, educational background and business experience, including positions held for at least the preceding five years. The nomination must also include home and business addresses and telephone numbers and include a signed representation by the nominee to timely provide all information requested by the Corporation as part of its disclosure in regard to the solicitation of proxies for the election of directors. The name of each such candidate for director must be placed in nomination at the Annual Meeting by a shareholder present in person. The nominee must also be present in person at the meeting. A vote for a person who has not been duly nominated pursuant to these requirements is void.

                                 OTHER BUSINESS

Management of the Corporation knows of no other business to be presented to the meeting. If other matters should properly come before the Annual Meeting or any adjournment thereof, a vote may be cast pursuant to the accompanying Proxy in accordance with the judgment of the person or persons voting the same.

All shareholders are urged to attend the Annual Meeting of Shareholders of April 28, 1997 at 10:30 a.m., at Holiday Inn, 138 South Lenoir Boulevard, S.E. (at Interstate 40, Exit #125), Hickory, North Carolina, and to vote your shares in person. If you do not plan to attend, please sign and return your Proxy promptly. A Proxy may be revoked at any time before it is voted, and the giving of a Proxy will not affect the right of a shareholder to attend the meeting and vote in person.


                                      By Order of the Board of Directors
                                      Bank of Granite Corporation
                                      Granite Falls, North Carolina


                                      /s/ Randall C. Hall
Granite Falls, North Carolina         ----------------------------------
March 19, 1997                        Randall C. Hall, Secretary

                      (THIS PAGE INTENTIONALLY LEFT BLANK)

                             MANAGEMENT'S DISCUSSION

                                AND ANALYSIS, AND

                                AUDITED FINANCIAL

                                   STATEMENTS

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

Management's Discussion and Analysis is provided to assist in understanding and evaluating the Company's results of operations and financial condition. The following discussion should be read in conjunction with the consolidated financial statements and related notes included elsewhere herein. The Bank then became a wholly-owned subsidiary of the Company. All information is presented as consolidated data.

                              RESULTS OF OPERATIONS

The following discussion relates to the operations for the year ended December 31, 1996 compared to the year ended December 31, 1995, the year ended December 31, 1995 compared to the year ended December 31, 1994, and the year ended December 31, 1994 compared to the year ended December 31, 1993.

                              1996 COMPARED TO 1995

Net income for 1996 was $12,700,834 or $1.41 per share compared to $11,516,944 or $1.28 per share in 1995. This 10.3% increase in net income resulted primarily from the subsidiary Bank's continued successful efforts to increase net interest income over the previous period. Net interest income increased to $24,393,811 compared to $23,365,432 in 1995. The increase in interest income was attributable to increases in loan volume. Approximately $3,137,000 of the increase in interest income was attributable to increases in volume and $(954,000) to decreases in interest rates. Gross loans increased $18,595,001 or 6.2%. Interest expense increased $1,154,512 of which approximately $1,290,000 was attributable to increases in growth offset by approximately $(136,000) attributable to interest rate decreases. Other income increased 20.5% to $4,965,456 compared to $4,120,865 in 1995. The increase in service charges on deposit accounts of $264,293 results from growth in deposit accounts. During 1996 the bank continued to place emphasis on non-traditional banking services such as annuities, leasing, originating mortgage loans and small business administration loans. In focusing on these products the bank experienced volatility in earnings commonly associated with such products. Other service fees and commissions increased $44,898 which was primarily due to increases in the sales of annuities. Annuity sales fluctuate with interest rates. For the year ended December 31, 1996, the bank earned $380,984 from the origination of mortgage loans compared to $406,225 in 1995. Other income increased by $320,362 which was primarily attributable to increases in the sales of the guaranteed portions of small business administration loans. Such sales generated $437,363 in 1996 compared to $153,287 in 1995. Net gains on securities resulted from securities being called at a premium as well as the sale of equity investments at the holding company level. Other expenses increased $364,255 or 3.9% over the previous year. Salaries and benefits increased $534,140 or 10.2% as a result of general salary increases, the cost of providing related benefits, and the employment of additional staff for a new office as well as additional staff to effectively service loan and deposit growth. The Federal Deposit Insurance Corporation insurance premiums decreased to $2,000. During 1996 the FDIC assessment rate was reduced from $0.04 per $100 of deposits to $0.00 per $100 of deposits. The reduction in rate reflects the bank's strength and the Bank Insurance Fund reaching its recapitalization level of 1.25% of insured deposits held in commercial banks. The $2,000 fee reflects a minimum regulatory assessment.

                              1995 COMPARED TO 1994

Net income for 1995 was $11,516,944 or $1.28 per share compared to $9,842,273 or $1.09 per share in 1994. This 17% increase in net income resulted primarily from the subsidiary Bank's continued successful efforts to increase net interest income over the previous period. Net interest income increased to $23,365,432 compared to $20,059,106 in 1994. The increase in interest income was attributable to increases in interest rates and loan volume. Approximately 56% of the increase in interest income was attributable to increases in rate. Gross loan increased $31,833,940 or 11.8%. Interest expense increased $3,687,242 of which 74% was attributable to increases in rate, the remaining 26% was attributable to a grow in interest-bearing deposits of $27,990,100 or 10.1%. Other income remained relatively flat at $4,120,865 compared to $4,256,497 in 1994. The increase in service charges on deposit accounts of $70,263 reflects growth in deposits accounts. During 1995 the bank continued to place emphasis on non-traditional banking services such as annuities, leasing, originating mortgage loans and small business administration. In focusing on these products the bank experienced volatility in earnings commonly associated with such products. Other service fees and commissions decreased $50,259 which was primarily due to decreases in the sales of annuities. Annuity sales fluctuate with interest rates. For the most part interest rates were on the rise during 1995, thus negatively impacting annuity sales. Fees from the origination of mortgage loans began to reflect increases over the previous year during the fourth quarter. For the year ended December 31, 1995 the bank earned $406,225 compared to $328,137 in 1994. Other income decreased by $114,684 which was primarily attributable to decreases in the sales of the guaranteed portion of small business administration loans. Net losses on securities resulted from securities being called at a premium as well as the sale of a mutual fund. The funds were reinvested at higher yields. Other expenses increased $107,016 or 1.2% over the previous year. Salaries and benefits increased $257,807 or 5.2% as a result of general salary increases and the cost of providing related benefits. Equipment rentals, depreciation and maintenance increased $95,697 or 13.0% primarily as a result of additional technology purchases and installation. The Federal Deposit Insurance Corporation insurance premiums decreased to $395,372. During 1995 the FDIC assessment rate was reduced from 23(cent) per $100 of deposit to 4(cent) per $100 of deposit. The reduction in rate reflects the bank's strength and the Bank Insurance Fund reaching its recapitalization level of 1.25% of insured deposits held in commercial banks. Other operating expenses reflect a non-recurring loss of $50,816 on the sale of other real estate owned during 1995.

                              1994 COMPARED TO 1993

Net income for 1994 was $9,842,273 or $1.09 per share compared to $8,749,266 or $.97 per share in 1993. The 12.5% increase in net income resulted primarily from the subsidiary Bank's continued successful efforts to increase net interest income over the previous period coupled with efforts to increase non-interest income over previous periods. Net interest income increased to $20,059,106 in 1994 compared to $16,865,043 in 1993. The increase in interest income was attributable to increases in interest rates and growth in loan volume. The prime rate increased six times during 1994 from 6.00% to 8.50% and loans grew 10.67% to $269,851,459. The increase in interest expense resulted from a growth of 4.42% in interest-bearing deposits. Other income increased to $4,256,497 in 1994 compared to $4,211,175 in 1993, primarily due to increases in volume of service charges on deposit accounts. The $120,378 increase reflects growth in deposit accounts. Other service fees and commissions, and other income reflect a decrease of $75,056 compared to last year. The decrease is a result of rising interest rates which negatively impacted fees associated with originating and renewing mortgage loans. In 1994 the Company earned $328,137 for originating mortgage loan compared to $487,020 last year. Management continued to place emphasis on non-traditional banking services such as annuities and leasing which produced $106,453 in non-interest income. Additionally, sales of the guaranteed portions of small business administration loans produced $268,068 in income. Other expenses increased to $9,146,805 in 1994 compared to $7,641,494 in 1993. Salaries and employee benefits increased by $827,899, accounting for 55.00% of the total increase in non-interest expense. Equipment rentals, depreciation and maintenance expense increased $59,317 or 8.76% as a result of purchases of additional computer software and related peripherals. FDIC premiums increased by $53,451 or 7.93% reflecting a growth in deposits. A non-recurring loss on the sale of other real estate owned amounted to $111,547 or 7.41% of the total increase in non-interest expense. Telephone and telegraph expenses increased $101,485 or 6.74% of the total increase in non-interest expense due to the installation and operation of a new telephone system.

                               NET INTEREST INCOME

Net interest income (the difference between interest earned on interest-earning assets and interest paid on interest-bearing liabilities, primarily deposits in the Company's subsidiary bank) represents the most significant portion of the Company's earnings. It is management's on-going policy to maximize net interest income. Net interest income totaled $24,393,811, $23,365,432, and $20,059,106 for 1996, 1995 and 1994 respectively, representing an increase of 4.4% for 1996 over 1995, 16.5% for 1995 over 1994, and 18.9% for 1994 over 1993. Interest rate spreads have been at least 4.6% over the last three years, and the Company continues efforts to maximize these favorable spreads by management of both loan and deposit rates in order to support the overall earnings growth. The following table presents the daily average balances, interest income / expense and average rates earned and paid on interest-earning assets and interest-bearing liabilities of the Company for the last three years.

                  AVERAGE BALANCES AND INTEREST INCOME ANALYSIS
                        FOR THE YEARS ENDED DECEMBER 31,

Dollars in Thousands

                                                 1996                          1995                            1994
                                               INTEREST                       INTEREST                        INTEREST
                                      AVERAGE  INCOME/  AVERAGE   AVERAGE     INCOME/  AVERAGE     AVERAGE     INCOME/     AVERAGE
                                      BALANCE  EXPENSE   RATE     BALANCE     EXPENSE   RATE       BALANCE     EXPENSE      RATE
ASSETS
Cash and Due from Banks              $ 19,867                     $ 19,462                        $ 18,744
Net Loans (1)                         304,009 $ 31,099    10.2%    282,625   $ 29,848   10.6%      252,321   $ 23,368        9.3%
Taxable securities                     69,907    4,316     6.2%     62,128      3,623    5.8%       62,497      3,290        5.3%
Non-taxable securities (2)             57,063    3,022     8.1%     50,864      2,845    8.6%       49,087      2,719        8.5%
Federal funds sold and securities
     purchased under agreement to
     resell                             5,735      313     5.5%      4,163        251    6.0%        4,053        196        4.8%
Bank premises and equipment, net        8,204                        8,104                           7,575
Other assets                            7,185                        5,731                           4,897
Total assets                         $471,970                     $433,077                        $399,174
Total interest earning assets        $441,620 $ 38,750     9.1%   $403,907   $ 36,567    9.4%     $371,707   $ 29,573        8.4%

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest bearing deposits            $315,869 $ 14,166     4.5%   $291,056   $ 13,025    4.5%     $271,408   $  9,383        3.5%
Non-interest bearing deposits          70,014                       67,223                          62,169
Federal funds purchased and
     securities sold under
     agreement to repurchase            3,954      188     4.8%      3,323        176    5.3%        3,490        127        3.6%
Other liabilities                       4,144        2               3,314          1                2,455          4         .2%
Shareholders' equity                   77,989                       68,161                          59,652
Total liabilities and shareholders'
     equity                          $471,970                     $433,077                        $399,174
Total interest bearing liabilities   $319,823 $ 14,356     4.5%   $294,379   $ 13,202    4.5%     $274,956   $  9,514        3.5%
Net interest earned and net yield
     on earning assets (3)                    $ 24,394     5.5%              $ 23,365    6.2%                $ 20,059        5.4%
Interest rate spread (4)                                   4.6%                          4.9%                                4.9%

(1)      Non-accrual loans have been included

(2) Yields on tax-exempt investments have been adjusted to tax equivalent basis using 35% for 1996, 1995 and 1994.

(3) Net yield on earning assets is computed by dividing net interest earned by average earning assets.

(4) The interest rate spread is the interest earning assets rate less the interest earning liabilities rate.

Changes in interest income and interest expense can result from changes in both volume and rates. The following table sets for the dollar amount of increase (decrease) in interest income and interest expense resulting from changes in the volume of interest earning assets and interest bearing liabilities and from changes in yields and rates.

                          INTEREST RATE/VOLUME ANALYSIS
                         FOR THE YEAR ENDED DECEMBER 31,

Dollars in thousands

                                            1996 COMPARED TO 1995                1995 COMPARED TO 1994


                                       VOLUME (1)  RATE (1)    TOTAL       VOLUME (1)      RATE (1)   TOTAL
INTEREST EARNING ASSETS:
Taxable investment securities          $  467      $ 226       $  693      $   (20)      $  353      $  333
Non-taxable investment securities         338       (161)         177           99           27         126
Federal funds sold                         90        (28)          62            5           50          55
Loans                                   2,242       (991)       1,251        3,015        3,465       6,480
                                       --------------------------------------------------------------------
Total                                  $3,137      $(954)      $2,183      $ 3,099       $3,895      $6,994
                                       --------------------------------------------------------------------

INTEREST BEARING LIABILITIES
Savings deposits                       $  108      $  (3)      $  105      $    29       $   34      $   63
Other time deposits                     1,141       (105)       1,036          977        2,455       3,432
Other                                      41        (28)          13          (46)         238         192
                                       --------------------------------------------------------------------
Total                                  $1,290      $(136)      $1,154      $   960       $2,727      $3,687
                                       --------------------------------------------------------------------

(1) The rate/volume variance for each category has been allocated equally on a consistent basis between rate and volume variances.

                     LIQUIDITY AND INTEREST RATE SENSITIVITY

The objectives of the Company's liquidity management policy include providing adequate funds to meet the needs of depositors and borrowers at all times, as well as providing funds to meet the basic needs for on-going operations of the Company and regulatory requirements. Liquidity requirements of the Company are met primarily through two categories of funds. The first is core deposits which includes demand deposits, savings accounts and certificates of deposits. The Company considers these to be a stable portion of the Company's liability mix and the result of on-going stable consumer and commercial banking relationships. At December 31, 1996 core deposits totaled $309,430,947 or 77.8% of the Company's total deposits.

The other principal method of funding utilized by the Company is through large denomination certificates of deposit, federal funds purchased, repurchase agreements and other short-term borrowings. The Company's policy is to emphasize core deposit growth rather than growth of purchased liabilities as the cost of purchased liabilities are greater.

The majority of the Company's deposit mix are rate-sensitive instruments with rates which tend to fluctuate with market rates. This, coupled with the Company's short-term certificates of deposit, has increased the opportunities for deposit repricing. The Company is placing greater significance on monitoring and management of the Company's asset/liability position. The Company's policy of managing its interest margin (gap between interest earning assets compared to interest-bearing liabilities) is to maximize net interest income while maintaining a stable deposit base. The Company's deposit base is not generally subject to volatility experienced in national financial markets in recent years; however, the Company does realize the importance of minimizing such volatility while at the same time maintaining and improving earnings. A common method used to manage interest rate sensitivity is to measure, over various time periods, the interest rate sensitivity positions, or gaps; however, this method addresses on the magnitude of timing differences and does not address earnings or market value. Therefore, management prepares on a regular basis earnings projections based on a range of interest rate scenarios of rising, flat and declining rates in order to more accurately measure interest rate risk.

Interest-bearing liabilities and the loan portfolio are generally repriced to current market rates. The Bank's balance sheet is asset-sensitive, meaning that in a given period there will be more assets than liabilities subject to immediate repricing as the market rates change. Because a major portion of the loan portfolio is repriced immediately as market rates change and exceed immediately sensitive interest-bearing deposits, the earning position could improve in a rising rate environment and could deteriorate in a declining rate environment, depending on the correlation of rate changes in these two categories.
                                      II-5

                            INTEREST RATE SENSITIVITY
                                DECEMBER 31, 1996

Dollars in thousands

                                                  INTEREST SENSITIVITY IN DAYS

                                                 1-90        91-180        181-365       Total   NON-SENSITIVE    Total
                                                 Days         Days           Days                AND SENSITIVE
                                                                                                 OVER ONE YEAR
Interest Earning Assets
    Investable balance from Federal
      Home Loan Bank                          $     10                                 $     10                 $     10
    Federal funds sold                           4,500                                    4,500                    4,500
Securities:
    U.S. Treasury                                1,000     $  4,504      $  3,001         8,505     $ 10,984      19,489
    U.S. Government agencies                     2,000        1,497         1,498         4,995       32,210      37,205
    States and political subdivisions              800        1,962           325         3,087       57,649      60,736
    Other                                                       455           998         1,453        9,466      10,919
Loans
  Real estate:
    Construction                                28,585          777           737        30,099        2,136      32,235
    Mortgage                                   111,930        1,034         3,248       116,212       17,567     133,779
    Commercial, financial and agricultural     111,064        1,764         2,678       115,506          963     116,469
    Consumer                                    17,080        3,349         4,620        25,049       13,165      38,214
    All other                                      194                                      194                      194
                                              --------------------------------------------------------------------------
    Total interest earning assets             $277,163     $ 15,342      $ 17,105      $309,610     $144,140    $453,750
                                              --------------------------------------------------------------------------
Interest Bearing Liabilities
    Interest bearing deposits:
    Savings and NOW accounts                  $ 60,575                                 $ 60,575                 $ 60,575
    Money market accounts                       27,290                                   27,290                   27,290
    Time deposits of $100,000 or more           53,684     $ 16,058      $ 10,982        80,724        7,543      88,267
    Other time deposits                         50,380       33,400        14,058        97,838       22,976     120,814
Federal funds purchased and securities
  sold under agreements to repurchase            2,955                                    2,955                    2,955
                                              --------------------------------------------------------------------------
Total interest bearing liabilities            $194,884     $ 49,458      $ 25,040      $269,382     $ 30,519    $299,901
                                              --------------------------------------------------------------------------

Interest sensitivity gap                      $ 82,279     $(34,116)     $ (7,935)     $ 40,228
Cumulative gap                                $ 82,279     $ 48,163      $ 40,228      $ 40,228
Interest earning assets as a percentage
  of interest bearing liabilities                  142%          31%           68%          114%
                                              --------------------------------------------------

*All securities as presented are at amortized cost
*Loans are gross of net origination fees/costs.


The following table presents the maturity and distribution of the Bank's loans by type, including maturity and fixed rate loans.

       MATURITIES AND SENSITIVITIES OF LOANS TO CHANGES IN INTEREST RATES

Dollars in thousands

                                                               DECEMBER 31, 1996

                                                                  ONE TO FIVE         FIVE YEARS OR
LOAN MATURITIES                                  ONE YEAR             YEARS                MORE                TOTAL
Real Estate:
     Construction                            $    12,499          $   12,191           $   7,545           $  32,235
     Mortgage                                     29,370              51,769              52,640             133,779
Commercial, financial and
  agricultural                                    63,523              43,993               8,953             116,469
Consumer                                           8,933              28,085               1,197              38,214
All other                                             85                  39                  70                 194
                                    ----------------------------------------------------------------------------------
     Total                                   $   114,410          $  136,077           $  70,405           $ 320,891
                                    ----------------------------------------------------------------------------------

Predetermined rate, maturity
  greater than one year                                           $   31,216           $   4,386           $  35,602
Variable rate or maturing within
  one year                                   $   114,410             104,861              66,019             285,289
                                    ----------------------------------------------------------------------------------
     Total                                   $   114,410          $  136,077           $  70,405           $ 320,891
                                    ----------------------------------------------------------------------------------

*Loans are gross of net origination fees / costs.

The Bank's yield on interest-bearing liabilities remained level at 4.5% during 1996 and in 1995. The Bank's primary growth in deposits are reflected in non-time deposits, which increased $11,186,682. Rate sensitivity consumers chose to place funds in lower yielding, yet highly liquid interest bearing demand deposit accounts in anticipation of rising rates. An increased customer awareness of interest rates increases the importance of rate management by the Company. The Company's management continuously monitors market pricing, competitors' rates, and internal interest rate spreads to maintain the Company's growth and profitability. Deposits being the principal source of funds for continued growth, the Company attempts to structure the Bank's rates so as to promote deposit and asset growth while at the same time increasing the overall profitability of the Company. The daily average amounts of deposits of the Bank are summarized below.

                                AVERAGE DEPOSITS
                        FOR THE YEARS ENDED DECEMBER 31,

Dollars in thousands

                                              1996              1995             1994
Non-interest bearing deposits            $  70,014         $  67,223        $  62,169
Interest bearing deposits                  315,869           291,056          271,408
                                  -----------------------------------------------------
     Total                               $ 385,883         $ 358,279        $ 333,577
                                  -----------------------------------------------------

The above table includes certificates of deposits $100,000 and over which at December 31, 1996 totaled $88,267,000. Of this total $53,683,000 had scheduled maturities or repriced within three months, $16,058,000 within six months, $10,982,000 within six to twelve months and $7,544,000 within thirteen to sixty months.

                                CAPITAL RESOURCES

Future growth and expansion of the Company is dictated by the ability to generate capital which is generated principally by earnings of the subsidiary Bank. As of December 31, 1996 the Company's ratio of total capital to risk-adjusted assets was 24.6%. The Company is one of the soundest and most strongly capitalized in the nation, and fully expects to be able to meet future capital needs caused by growth and expansion as well as regulatory capital requirements. The Company is not aware of any current recommendation by regulatory authorities which if implemented would materially affect the Company's liquidity, capital resources or operations.

                                      LOANS

Historically, the Company has made both consumer and commercial loans within its market area. The Company generally considers its market to be Caldwell, Catawba and Burke counties of North Carolina. Total loans at December 31, 1996 were $320,280,400. This compares with $301,685,399 at December 31, 1995, an increase of $18,595,001 or 6.2%. The Company places emphasis on consumer based installment loans and commercial loans to small and medium sized business. The Company has a diversified loan portfolio with no concentrations to any one borrower, industry or market region. The amounts and types of loans outstanding for the past five years ended December 31 are shown on the following table.

                                      LOANS
                                  DECEMBER 31,

Dollars in thousands

                                                             1996           1995            1994            1993            1992
Real Estate:
     Construction                                        $  32,234       $  27,108       $  20,728       $  18,020       $  16,219
     Mortgage                                              133,779         118,697          98,953          85,456          65,688
Commercial, financial and agricultural                     116,469         120,537         117,002         111,076         121,795
Consumer                                                    38,214          35,620          33,156          29,233          26,010
All other loans                                                194             241             419             377             259
                                                         -------------------------------------------------------------------------
Subtotal                                                   320,890         302,203         270,258         244,162         229,971
Net deferred origination costs (fees)                         (610)           (518)           (407)           (337)           (193)
                                                         -------------------------------------------------------------------------
Total                                                    $ 320,280       $ 301,685       $ 269,851       $ 243,825       $ 229,778
                                                         -------------------------------------------------------------------------

Nonperforming assets at December 31 are as follows:
Restructured loans                                                                       $     253       $     350
Foreclosed properties                                                                                          273       $     281
Nonaccrual loans                                         $     409       $     231             744              86             174
Loans 90 days or more past due
  and still accruing                                           649             441           1,231             685             649
                                                         -------------------------------------------------------------------------
Total                                                    $   1,058       $     672       $   2,228       $   1,394       $   1,104
                                                         -------------------------------------------------------------------------

Any loans classified by regulatory examiners as loss, doubtful, substandard or special mention that have not been disclosed hereunder, or under "Loans" or "Asset Quality" narrative discussions do not (i) represent or result from trends or uncertainties that management expects will materially impact future operating results, liquidity or capital resources, or (ii) represent material credits about which management is aware of any information that causes management to have serious doubts as to the ability of such borrowers to comply with the loan repayment terms.

The composition of the portfolio remained level with real estate loans comprising 52% of the portfolio compared to 48% in 1995; commercial loans comprising 36% of the portfolio compared to 40% in 1995; and consumer loans comprising 12% compared to 12% in 1995. Commercial loans of $116,468,706, consumer loans of $38,214,193 and real estate mortgage loans of $133,778,880 are loans for which the principal source of repayment is derived from the ongoing cash flow of the business. Real estate construction loans of $32,234,274 are loans for which the principal source of repayment comes from the sale of real estate or from obtaining permanent financing.

                    PROVISION AND ALLOWANCES FOR LOANS LOSSES

Management determines the allowance for loans losses based on a number of factors including reviewing and evaluating the Company's loan portfolio in order to identify potential problem loans, credit concentrations and other risk factors connected to the loans portfolio as well as current and projected economic conditions locally and nationally. Upon loan origination, management evaluates the relative quality of each loans and assigns a corresponding loan grade. All loans are periodically reviewed to determine whether any changes in these loan grades are necessary. This loan grading system assists management in determining the overall risk in the loan portfolio.

The allowance for loan losses is created by direct charges to operations. Losses on loans are charged against the allowance for loan losses in the accounting period in which they are determined by management to be uncollectible. Recoveries during the period are credited to the allowance for loan losses.

In 1995 the Bank adopted Statement of Financial Accounting Standards No. 114, Accounting by Creditors for the Impairment of a Loan (SFAS No. 114) (subsequently amended by SFAS No. 118). SFAS No. 114 requires that impaired loans be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical matter, at the loan's observable market value or fair value of the collateral if the loan is collateral dependent. Most of the loans measured by fair value of the underlying collateral are commercial loans others consists of small balance homogenous loans and are measured collectively. The Bank classifies a loan impaired when, based on current information and events, it is probable that a creditor will be unable to collect all amounts due according to the contractual terms of the loan agreement. At December 31, 1996 and December 31, 1995, the recorded investment in loans that are considered to be impaired under SFAS No. 114 was $882,200 ($409,305 of which is on non-accrual basis) and $516,887 ($228,729 of which was on non-accrual basis) respectively. The average recorded balance of impaired loans during 1996 and 1995 was not significantly different from the balance at December 31, 1996 and December 31, 1995. The related allowance for loan losses determined in accordance with SFAS No. 114 for these loans is $383,919 and $284,444 at December 31, 1996 and December 31, 1995 respectively. For the years ended December 31, 1996 and December 31, 1995, the Bank recognized interest income on those impaired loans of approximately $26,102 and $27,085 respectively.

Management realizes that general economic trends greatly affect loan losses and no assurances can be made that further charges to the loan loss allowance may not be significant in relation to the amount provided during a particular period or that further evaluation of the loan portfolio based on conditions then prevailing may not require sizable additions to the allowance, thus necessitating similarly sizable charges to operations. The allowance for loan losses was 1.52%, 1.56% and 1.50% of net loans outstanding at December 31, 1996, 1995 and 1994, respectively, which was consistent with both management's desire for strong reserves, and credit quality ratings of the loan portfolio. The ratio of net charge-offs during the year to average loans outstanding during the period were .21%, .16% and .12% at December 31, 1996, 1995 and 1994,
respectively. These ratios reflect management's conservative lending, and effective efforts to recover credit losses.

The following table presents the allocation of the allowance for loan losses by category, and an analysis of the allowance for loan losses.

                    CHANGES IN THE ALLOWANCE FOR LOAN LOSSES
                        FOR THE YEARS ENDED DECEMBER 31,

Dollars in thousands

                                                        1996         1995         1994         1993         1992
Balance at beginning of year                          $4,645       $3,996       $3,603       $3,391       $2,991
                                                      ----------------------------------------------------------
Loans charged off:
     Commercial, financial and agricultural              533          297          136          331          330
     Credit cards and related plans                       17            8           10            3           17
     Installment loans to individuals                    192          288          246           63          203
                                                      ----------------------------------------------------------
Total charge-offs                                        742          593          392          397          550
                                                      ----------------------------------------------------------

Recoveries of loans previously charge off:
     Commercial, financial and agricultural               27           40           57            5           24
     Credit cards and related plans                        5            5            1            3            8
     Installment loans to individuals                     39           80           23           26           38
                                                      ----------------------------------------------------------
Total recoveries                                          71          125           81           34           70
                                                      ----------------------------------------------------------
Net charge-offs                                          671          468          311          363          480
                                                      ----------------------------------------------------------
Additions charged to operations                          820        1,117          704          575          880
                                                      ----------------------------------------------------------
Balance at end of year                                $4,794       $4,645       $3,996       $3,603       $3,391
                                                      ----------------------------------------------------------
Ratio of net charge-offs during the year to
  average loans outstanding during the period            .21%         .16%         .12%         .15%         .21%

                   ALLOCATION OF THE ALLOWANCE FOR LOAN LOSSES
                        FOR THE YEARS ENDED DECEMBER 31,

Dollars in thousands

                           1996               1995                1994                 1993              1992

                                PERCENT            PERCENT             PERCENT             PERCENT             PERCENT
                               OF LOANS            OF LOANS            OF LOANS            OF LOANS            OF LOANS
                               TO TOTAL            TO TOTAL            TO TOTAL            TO TOTAL            TO TOTAL
                   AMOUNT       LOANS   AMOUNT      LOANS   AMOUNT      LOANS   AMOUNT      LOANS   AMOUNT      LOANS
Commercial         $2,718       36.3%  $2,717       39.9%  $2,398       43.4%  $1,667       45.6%  $1,462       53.0%
Real Estate         1,378       51.8%   1,259       48.2%   1,106       44.3%   1,138       42.3%     983       35.6%
Consumer              518       11.9%     498       11.8%     400       12.3%     617       12.0%     455       11.3%
All other Loans         0          0        0          0        0          0        1         .1%       1         .1%
Unallocated           180        N/A      171         .1%      92        N/A      180        N/A      490        N/A
                   --------------------------------------------------------------------------------------------------
     Total         $4,794      100.0%  $4,645      100.0%  $3,996      100.0%  $3,603      100.0%  $3,391      100.0%
                   --------------------------------------------------------------------------------------------------

                              INVESTMENT SECURITIES

At December 31, 1996, the securities classified as available for sale, carried at market value, totaled $51,195,230 with an amortized cost of $50,899,794. Securities available for sale are securities which will be held for an indefinite period of time, including securities that management intends to use as a part of its asset/liability strategy, or that may be sold in response to changes in interest rates, changes in prepayment risk or the need to increase regulatory capital or other similar factors. Securities available for sale consist of U.S. Treasury Notes with an average life of 1 year 12 months, U.S. Government Agencies with an average life of 2 years 9 months, and other bonds, notes and debentures with an average life in excess of 5 years. In December of 1995, the Financial Accounting Standards Board allowed for a one time movement of investments between held available for sale and held to maturity without the ramifications of tainting the portfolios. During that window of opportunity, the Bank moved $8,482,462 from held to maturity to held available for sale. There were no other transfers or sales of securities classified as held to maturity. Investment securities totaled $77,449,108 with a market value of $78,728,117 at December 31, 1996. Management determined that it has both the ability and intent to hold those securities classified as investment securities until maturity. Investment securities consist of U.S. Treasury Notes with an average life of 1 year 4 months, U.S. Government Agencies with an average life of 2 years 10 months, and municipal bonds with an average life of 5 years 3 months. During the year $34,177,779 in securities matured; $311,205 in proceeds were collected from securities sold. The proceeds from maturities were reinvested along with funds in excess of loan consumer demand.

                   INVESTMENT SECURITIES MATURITIES AND YIELDS
                                DECEMBER 31, 1996

Dollars in thousands

                                                      AFTER ONE YEAR BUT  AFTER FIVE YEARS BUT
                                    WITHIN ONE YEAR    WITHIN FIVE YEARS    WITHIN TEN YEARS    AFTER TEN YEARS

                                  AMOUNT        YIELD  AMOUNT       YIELD  AMOUNT      YIELD   AMOUNT     YIELD
Securities Available for Sale:
U.S. Treasury                     $ 7,004       6.67% $ 6,489       6.62%
U.S. Government Agencies            3,497       5.85%  21,991       6.90% $ 1,000       7.51%
Others                              1,453       8.42%   6,635       7.98%   2,199       6.65% $  632       6.31%
                                  ------------------------------------------------------------------------------
     Total                        $11,954       6.64% $35,115       7.05% $ 3,199       6.92% $  632       6.31%
                                  ------------------------------------------------------------------------------

Investment Securities:
U.S. Treasury                     $ 1,501       6.32% $ 4,495       6.25%
U.S. Government Agencies            1,498       6.42%   9,219       6.84%
States and political subdivisions   3,087       8.19%  26,442       7.95% $25,955       8.44% $5,252       9.00%
                                  ------------------------------------------------------------------------------
     Total                        $ 6,086       7.29% $40,156       7.50% $25,955       8.44% $5,252       9.00%
                                  ------------------------------------------------------------------------------

*Yield data is presented on a tax equivalent basis.

                                    INFLATION

Since the assets and liabilities of a bank are primarily monetary in nature (payable in fixed, determinable amounts), the performance of a bank is affected more by changes in interest rates than by inflation. Interest rates generally increase as the rate of inflation increases, but the magnitude of the change in rates may not be the same.

While the effect of inflation is normally not as significant as is the influence on those businesses which have large investments in plant and inventories, it does have an effect. There are normally corresponding increases in the money supply, and banks will normally experience above average growth in assets, loans and deposits. Also, general increases in the prices of goods and services will result in increased operating expenses.

                          INDEPENDENT AUDITORS' REPORT


Board of Directors and Shareholders of Bank of Granite Corporation:

We have audited the accompanying consolidated balance sheets of Bank of Granite Corporation and its subsidiary (the "Company") as of December 31, 1996 and 1995, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company and its subsidiary at December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP


Hickory, North Carolina
January 26, 1997

BANK OF GRANITE CORPORATION AND SUBSIDIARY


CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 1996 AND 1995
--------------------------------------------------------------------------------

                                                                                   1996               1995
ASSETS:
  Cash and cash equivalents (Note 1):
    Cash and due from banks                                                    $ 24,336,258       $ 19,621,179
    Interest-bearing deposits                                                        10,025
    Federal funds sold                                                            4,500,000          1,500,000
                                                                               ------------       ------------
          Total cash and cash equivalents                                        28,846,283         21,121,179
                                                                               ------------       ------------
  Investment securities (Notes 1 and 2):
    Available for sale, at fair value (amortized cost of $50,899,794 and
      $49,387,963 at December 31, 1996 and 1995, respectively)                   51,195,230         50,129,581
                                                                               ------------       ------------
    Held to maturity, at amortized cost (fair value of $78,728,117 and
      $76,413,677 at December 31, 1996 and 1995, respectively)                   77,449,108         74,141,480
                                                                               ------------       ------------
  Loans (Note 3)                                                                320,280,400        301,685,399
  Allowance for loan losses (Notes 1 and 4)                                      (4,793,889)        (4,644,725)
                                                                               ------------       ------------
  Net loans                                                                     315,486,511        297,040,674
                                                                               ------------       ------------
  Premises and equipment, net (Notes 1, 5 and 9)                                  8,103,713          8,153,776
                                                                               ------------       ------------
  Accrued interest receivable                                                     4,272,255          4,201,673
                                                                               ------------       ------------
  Other assets                                                                    2,196,756          1,663,969
                                                                               ------------       ------------
TOTAL                                                                          $487,549,856       $456,452,332
                                                                               ============       ============

LIABILITIES AND SHAREHOLDERS' EQUITY:
  Deposits:
    Demand                                                                     $ 78,480,411       $ 72,686,095
    NOW accounts                                                                 60,575,240         56,047,252
    Money market accounts                                                        27,290,026         27,341,113
    Savings                                                                      22,271,033         21,355,568
    Time deposits of $100,000 or more                                            88,267,044         84,145,051
    Other time deposits                                                         120,814,237        115,468,065
                                                                               ------------       ------------
          Total deposits                                                        397,697,991        377,043,144
  Securities sold under agreements to repurchase (Note 10)                        2,955,234          2,982,870
  Accrued interest payable                                                        1,978,712          1,872,764
  Other liabilities                                                               1,611,805            933,303
                                                                               ------------       ------------
          Total liabilities                                                     404,243,742        382,832,081
                                                                               ------------       ------------

COMMITMENTS AND CONTINGENCIES
  (Notes 9 and 13)

SHAREHOLDERS' EQUITY (Notes 1, 7 and 11):
  Common stock, $1.00 par value, authorized - 15,000,000
    shares; issued and outstanding - 1996 - 9,008,570 shares;
    1995 - 5,984,604 shares                                                       9,008,570          5,984,604
  Capital surplus                                                                21,690,069         21,378,741
  Net unrealized gain on securities available for sale, net
    of deferred income taxes of $118,293 and $291,307
    at December 31, 1996 and 1995, respectively (Notes 1 and 6)                     177,143            450,311
  Retained earnings                                                              52,430,332         45,806,595
                                                                               ------------       ------------
          Total shareholders' equity                                             83,306,114         73,620,251
                                                                               ------------       ------------
TOTAL                                                                          $487,549,856       $456,452,332
                                                                               ============       ============


See notes to consolidated financial statements.

BANK OF GRANITE CORPORATION AND SUBSIDIARY


CONSOLIDATED STATEMENTS OF INCOME
YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
--------------------------------------------------------------------------------

                                                             1996             1995              1994

INTEREST INCOME:
  Interest and fees on loans                             $31,099,202      $29,847,478       $23,367,806
  Interest-bearing deposits                                       25
  Federal funds sold                                         312,516          251,047           195,777
  Investments:
    U. S. Treasury                                         1,144,098          961,701           978,074
    U. S. Government agencies                              2,442,745        2,033,620         1,871,600
    States and political subdivisions                      3,022,204        2,845,134         2,719,179
    Other                                                    729,071          627,990           440,966
                                                         -----------      -----------       -----------
          Total interest income                           38,749,861       36,566,970        29,573,402
                                                         -----------      -----------       -----------

INTEREST EXPENSE:
  Time deposits of $100,000 or more                        4,973,875        4,748,413         3,004,682
  Other time and savings deposits                          9,192,464        8,276,096         6,378,081
  Federal funds purchased and securities sold under
    agreements to repurchase                                 188,176          175,549           127,175
  Other borrowed funds                                         1,535            1,480             4,358
                                                         -----------      -----------       -----------

          Total interest expense                          14,356,050       13,201,538         9,514,296
                                                         -----------      -----------       -----------

NET INTEREST INCOME                                       24,393,811       23,365,432        20,059,106

PROVISION FOR LOAN LOSSES (Notes 1 and 4)                    820,000        1,117,000           704,000
                                                         -----------      -----------       -----------

NET INTEREST INCOME AFTER PROVISION
  FOR LOAN LOSSES                                         23,573,811       22,248,432        19,355,106
                                                         -----------      -----------       -----------

OTHER INCOME:
  Service charges on deposit accounts                      3,107,378        2,843,085         2,772,822
  Other service fees and commissions                       1,021,849          976,951         1,027,210
  Gain (loss) on sales of securities, net                    174,086          (40,952)
  Other                                                      662,143          341,781           456,465
                                                         -----------      -----------       -----------

          Total other income                               4,965,456        4,120,865         4,256,497
                                                         -----------      -----------       -----------

OTHER EXPENSES:
  Salaries and wages                                       4,560,504        4,216,795         3,903,589
  Profit-sharing and employee benefits (Note 8)            1,201,450        1,011,019         1,066,418
  Occupancy expense, net                                     477,218          463,655           439,883
  Equipment rentals, depreciation and maintenance            856,641          832,181           736,484
  Federal Deposit Insurance Corporation insurance
    premiums                                                   2,000          395,372           727,874
  Other                                                    2,520,263        2,334,799         2,272,557
                                                         -----------      -----------       -----------

          Total other expenses                             9,618,076        9,253,821         9,146,805
                                                         -----------      -----------       -----------

BANK OF GRANITE CORPORATION AND SUBSIDIARY

YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
--------------------------------------------------------------------------------

                                                             1996             1995             1994

INCOME BEFORE INCOME TAXES                               $18,921,191      $17,115,476       $14,464,798

INCOME TAXES (Notes 1 and 6)                               6,220,357        5,598,532         4,622,525
                                                         -----------      -----------       -----------

NET INCOME                                               $12,700,834      $11,516,944       $ 9,842,273
                                                         ===========      ===========       ===========

PER SHARE AMOUNTS (Note 1):
  Net income                                             $      1.41      $      1.28       $      1.09
                                                         ===========      ===========       ===========

  Cash dividends                                         $      0.35      $      0.29       $      0.25
                                                         ===========      ===========       ===========


See notes to consolidated financial statements.

BANK OF GRANITE CORPORATION AND SUBSIDIARY


CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
--------------------------------------------------------------------------------

                                                                                               Net Unrealized      Total
                                                                                                 Gain (Loss)    Shareholders'
                                                 Common Stock                                    on Securities     Equity
                                            ---------------------     Capital       Retained      Available     (Notes 1, 7
                                             Shares        Amount     Surplus       Earnings       For Sale      and 12)

BALANCE AT DECEMBER 31, 1993               4,747,360   $4,747,360   $20,752,495   $30,519,156                 $56,019,011
  Net income                                                                        9,842,273                   9,842,273
  Cash dividends                                                                   (2,237,479)                 (2,237,479)
  Shares issued under stock option plan       19,891       19,891       264,503                                   284,394
  Stock split shares issued                1,190,958    1,190,958                  (1,190,958)
  Cash paid for fractional shares                                                     (14,953)                    (14,953)
  Net unrealized loss on securities
    available for sale                                                                           $ (725,372)     (725,372)
                                           ---------   ----------   -----------   -----------    -----------   -----------

BALANCE AT DECEMBER 31, 1994               5,958,209    5,958,209    21,016,998    36,918,039      (725,372)   63,167,874
                                           ---------   ----------   -----------   -----------    ----------   -----------
  Net income                                                                       11,516,944                  11,516,944
  Cash dividends                                                                   (2,628,388)                 (2,628,388)
  Shares issued under stock option plan       26,395       26,395       361,743                                   388,138
  Net change in unrealized gain on
    securities available for sale                                                                 1,175,683     1,175,683
                                           ---------   ----------   -----------   -----------    ----------   -----------

BALANCE AT DECEMBER 31, 1995               5,984,604    5,984,604    21,378,741    45,806,595       450,311    73,620,251
                                           ---------   ----------   -----------   -----------    ----------   -----------
  Net income                                                                       12,700,834                  12,700,834
  Cash dividends                                                                   (3,058,856)                 (3,058,856)
  Shares issued under stock option plan       23,139       23,139       311,328                                   334,467
  Net change in unrealized gain on
    securities available for sale                                                                  (273,168)     (273,168)
  Stock split shares issued                3,000,827    3,000,827                  (3,000,827)
  Cash paid for fractional shares                                                     (17,414)                    (17,414)
                                           ---------   ----------   -----------   -----------    ----------   -----------
BALANCE AT DECEMBER 31, 1996               9,008,570   $9,008,570   $21,690,069   $52,430,332    $  177,143   $83,306,114
                                           =========   ==========   ===========   ===========    ==========   ===========



See notes to consolidated financial statements.

BANK OF GRANITE CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
--------------------------------------------------------------------------------

                                                                     1996               1995               1994

INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS

CASH FLOWS FROM OPERATING
  ACTIVITIES:
  Interest received                                               $ 38,841,410       $ 36,121,165       $ 29,440,507
  Fees and commissions received                                      4,412,877          4,161,817          4,256,497
  Interest paid                                                    (14,250,102)       (12,571,527)        (9,279,256)
  Cash paid to suppliers and employees                              (8,144,162)        (8,941,068)        (7,729,308)
  Income taxes paid                                                 (6,241,649)        (5,744,696)        (4,462,586)
                                                                  ------------       ------------       ------------
          Net cash provided by operating activities                 14,618,374         13,025,691         12,225,854
                                                                  ------------       ------------       ------------

CASH FLOWS FROM INVESTING
  ACTIVITIES:
  Proceeds from maturities of securities
    available for sale                                              19,300,000         14,586,063          9,000,000
  Proceeds from maturities of securities held
    to maturity                                                     14,877,779          9,405,000         11,975,000
  Purchases of securities available for sale                       (20,975,780)       (12,693,750)       (12,319,707)
  Purchases of securities held to maturity                         (18,320,710)       (21,764,932)        (9,632,419)
  Proceeds from sales of securities available for sale                 311,205            894,378
  Net increase in loans                                            (19,265,837)       (32,783,187)       (26,337,243)
  Capital expenditures                                                (858,600)          (622,914)        (2,133,462)
  Proceeds from sales of equipment                                     153,265                469             16,587
  Proceeds from sales of other real estate owned                                          429,665
                                                                  ------------       ------------       ------------
          Net cash used in investing activities                    (24,778,678)       (42,549,208)       (29,431,244)
                                                                  ------------       ------------       ------------

CASH FLOWS FROM FINANCING
  ACTIVITIES:
  Net increase in demand deposits,
    NOW accounts and savings accounts                               11,186,682          4,238,209          7,553,182
  Net increase in certificates of deposit                            9,468,165         29,474,887          8,261,946
  Net increase (decrease) in federal
    funds purchased and securities
    sold under agreements to repurchase                                (27,636)          (297,985)           573,270
  Net decrease in other borrowed funds                                                    (21,000)           (21,000)
  Net proceeds from issuance of common
    stock                                                              334,467            388,138            284,394
  Dividends paid                                                    (3,058,856)        (2,628,388)        (2,237,479)
  Cash paid for fractional shares                                      (17,414)                              (14,953)
                                                                  ------------       ------------       ------------
          Net cash provided by financing activities                 17,885,408         31,153,861         14,399,360
                                                                  ------------       ------------       ------------

BANK OF GRANITE CORPORATION AND SUBSIDIARY

YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
--------------------------------------------------------------------------------

                                                                     1996               1995              1994


NET INCREASE (DECREASE) IN CASH
  AND CASH EQUIVALENTS                                            $ 7,725,104       $ 1,630,344       $(2,806,030)

CASH AND CASH EQUIVALENTS AT
  BEGINNING OF YEAR                                                21,121,179        19,490,835        22,296,865
                                                                  -----------       -----------       -----------

CASH AND CASH EQUIVALENTS AT
  END OF YEAR                                                     $28,846,283       $21,121,179       $19,490,835
                                                                  ===========       ===========       ===========

RECONCILIATION OF NET INCOME
  TO NET CASH PROVIDED BY
  OPERATING ACTIVITIES:
  Net income                                                      $12,700,834       $11,516,944       $ 9,842,273
                                                                  -----------       -----------       -----------
  Adjustments to reconcile net income to
    net cash provided by operating activities:
    Depreciation                                                      758,335           700,477           648,960
    Provision for loan losses                                         820,000         1,117,000           704,000
    Premium amortization and discount accretion, net                  162,133           123,142           154,492
    Deferred income taxes                                              18,723          (364,386)          (77,608)
    Net (gain) loss on sale of securities available for sale         (159,049)           40,952
    Gain on calls of securities held to maturity                      (15,039)
    (Gain) loss on disposal of equipment                               (2,937)              733            33,295
    Loss on sale of other real estate owned                                              50,816
    Increase in accrued interest receivable                           (70,582)         (568,947)         (287,387)
    Increase in accrued interest payable                              105,948           630,011           235,040
    (Increase) decrease in other assets                              (378,493)          (29,714)          224,417
    Increase (decrease) in other liabilities                          678,501          (191,337)          748,372
                                                                  -----------       -----------       -----------

          Total adjustments                                         1,917,540         1,508,747         2,383,581
                                                                  -----------       -----------       -----------

NET CASH PROVIDED BY OPERATING
  ACTIVITIES                                                      $14,618,374       $13,025,691       $12,225,854
                                                                  ===========       ===========       ===========
SUPPLEMENTAL DISCLOSURE OF
  NON-CASH TRANSACTIONS:
  Transfer of loans to other real estate owned                                      $   480,481
  Transfer from retained earnings to common
    stock for stock split                                         $ 3,000,827                         $ 1,190,958
  Unrealized (gain) loss on securities available
    for sale                                                      $   446,182       $(1,936,234)      $ 1,194,616
  Transfer of investments from held to maturity
    to available for sale                                                           $ 8,482,462
  Deferred income tax provision (benefit) on net
    unrealized gain/loss securities available for sale
    allocated to shareholders' equity                             $  (173,014)      $   760,551       $  (469,244)




See notes to consolidated financial statements.

BANK OF GRANITE CORPORATION AND SUBSIDIARY


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
--------------------------------------------------------------------------------




1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Organization - Bank of Granite Corporation is a bank holding company with one subsidiary, Bank of Granite (the "Bank"), which is a state chartered commercial bank. The Bank is headquartered in Granite Falls, North Carolina and provides consumer and commercial banking services in the Blue Ridge foothills and Catawba River Valley areas of North Carolina through ten banking offices. The Bank was organized and incorporated in North Carolina on August 2, 1906.

      Basis of Presentation - The consolidated financial statements include the accounts of Bank of Granite, Corporation and its wholly owned subsidiary, Bank of Granite (referred to herein collectively as the "Company"). All significant intercompany accounts and transactions have been eliminated.

      Cash and Cash Equivalents - Cash and cash equivalents include cash on hand, amounts due from banks, short-term interest bearing deposits, and federal funds sold. Generally, federal funds are purchased and sold for one-day periods.

      Investment Securities - Debt securities that the Company has the positive intent and ability to hold to maturity are classified as "held to maturity securities" and reported at amortized cost. Debt and equity securities that are bought and held principally for the purpose of selling in the near term are classified as "trading securities" and reported at fair value, with unrealized gains and losses included in consolidated earnings. Debt securities not classified as either held-to-maturity securities or trading securities and equity securities not classified as trading securities are to be classified as "available for sale securities" and reported at fair value, with unrealized gains and losses excluded from earnings and reported as a separate component of consolidated shareholders' equity. Gains and losses on held for investment securities are recognized at the time of sale based upon the specific identification method. Declines in the fair value of individual held-to-maturity and available-for-sale securities below their cost that are other than temporary result in write-downs of the individual securities to their fair value. The related write-downs are included in consolidated earnings as realized losses. Premiums and discounts are recognized in interest income using the interest method over the period to maturity. Transfers of securities between classifications are accounted for at fair value. No securities have been classified as trading securities.

      In December 1995, the Company adopted the Financial Accounting Standards Board ("FASB") Special Report: A Guide to Implementation of Statement 115 on Accounting for Certain Investments in Debt and Equity Securities (the "Guide"). With the adoption of the Guide, management elected to transfer certain securities classified as "held to maturity" into the "available for sale" category as permitted by the Guide. There have been no other transfers or sales of securities classified as held to maturity. The total amount of securities transferred is disclosed as a non-cash transaction in the consolidated statements of cash flows.

      Premises and Equipment and Other Long-Lived Assets - Premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization, computed by the straight-line method, are charged to operations over the properties' estimated useful lives, which range from 25 to 50 years for buildings and 5 to 15 years for furniture and equipment or, in the case of leasehold improvements, the term of the lease if shorter. Maintenance and repairs are charged to operations in the year incurred. Gains and losses on dispositions are included in current operations.

      On January 1, 1996, the Bank adopted Statement of Financial Accounting Standards ("SFAS") No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, which requires that long-lived assets and certain identifiable intangibles to be held and used, be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the sum of the expected cash flows is less than the stated amount of the asset, an impairment loss is recognized. The adoption of SFAS No. 121 had no material effect on the Bank's financial statements.

      Allowance for Loan Losses - The provision for loan losses charged to operations is an amount sufficient to bring the allowance for loan losses to an estimated balance considered adequate to absorb potential losses in the portfolio. Management's determination of the adequacy of the allowance is based on an evaluation of the portfolio, current economic conditions, historical loan loss experience and other risk factors. Recovery of the carrying value of loans is dependent to some extent on future economic, operating and other conditions that may be beyond the Company's control. Unanticipated future adverse changes in such conditions could result in material adjustments to the allowance for loan losses.

      The Bank adopted SFAS No. 114, Accounting by Creditors for Impairment of a Loan (subsequently amended by SFAS No. 118), on January 1, 1995. Loans that are deemed to be impaired (i.e., probable that the Bank will be unable to collect all amounts due according to the terms of the loan agreement) are measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical matter, at the loan's observable market value or fair value of the collateral if the loan is collateral dependent. A valuation reserve is established to record the difference between the stated loan amount and the present value or market value of the impaired loan. Impaired loans may be valued on a loan-by-loan basis (e.g., loans with risk characteristics unique to an individual borrower) or on an aggregate basis (e.g., loans with similar risk characteristics). The Bank's policy for recognition of interest income on impaired loans is the same as its interest income recognition policy for non-impaired loans. The total of impaired loans, impaired loans on a nonaccrual basis, the related allowance for loan losses and interest income recognized on impaired loans is disclosed in
      Note 4.

      Real Estate Acquired by Foreclosure - Real estate acquired by foreclosure is stated at the lower of cost or fair value. Any initial losses at the time of foreclosure are charged against the allowance for loan losses with any subsequent losses or writedowns included in the consolidated statements of income as a component of other expenses.

      Income Taxes - Provisions for income taxes are based on amounts reported in the consolidated statements of income (after exclusion of non-taxable income such as interest on state and municipal securities) and include changes in deferred income taxes. Deferred taxes are computed using the asset and liability approach. The tax effects of differences between the tax and financial accounting basis of assets and liabilities are reflected in the balance sheets at the tax rates expected to be in effect when the differences reverse.

      Per Share Amounts - Per share amounts have been computed using the weighted average number of shares of common stock and dilutive common stock equivalents outstanding during the years (1996 - 9,039,921; 1995 - 8,994,557 and 1994 - 8,978,415). The weighted average number of shares of common stock and dilutive common stock equivalents outstanding and all per share amounts have been adjusted to reflect the three for two stock split effected in the form of a 50% stock dividend in 1996. Dividends per share represent amounts declared by the Board of Directors.

      Income and Expense - The Company utilizes the accrual method of accounting, except for immaterial amounts of loan income and other fees which are recorded as income when collected. Substantially all loans earn interest on the level yield method based on the daily outstanding balance. The accrual of interest is discontinued when, in management's judgment, the interest may not be collected.

      The Bank defers the immediate recognition of certain loan origination fees and certain loan origination costs when new loans are originated and amortizes these deferred amounts over the life of each related loan.

      Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Stock-Based Compensation - The Company measures compensation costs related to employee stock options using the intrinsic value of the equity instrument granted (i.e., the excess of the market price of the stock to be issued over the exercise price of the equity instrument) in accordance with Accounting Principles Board Opinion No. 25 rather than the fair value of the equity instrument granted in accordance with SFAS No. 123. See Note 7 for further information.

      New Accounting Standards - The Financial Accounting Standards Board has issued SFAS No. 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, which provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities. SFAS No. 125 will supersede SFAS No. 122, Accounting for Mortgage Servicing Rights. SFAS No. 125 is effective beginning January 1, 1997, and will apply to transactions in which a transfer of a financial asset has occurred. When such a transfer has occurred, the Bank would recognize the financial servicing assets it controls and the liabilities it has incurred, derecognize financial assets when control has been surrendered, and derecognize liabilities when extinguished. Management believes that the effect on the financial statements of implementing this standard will not be material.

2.    INVESTMENT SECURITIES

      The amortized cost, gross unrealized gains and losses and fair values of investment securities at December 31, 1996 and 1995 are as follows (dollars in thousands):


                                                            Gross Unrealized
                                              Amortized    ------------------        Fair
Type and Maturity Group                        Cost        Gains       Losses        Value

Available for sale securities
  consist of the following:

At December 31, 1996:
  U. S. Treasury due:
    Within 1 year                             $ 7,004                                $ 7,031
    After 1 year but within 5 years             6,489                                  6,483
                                              -------                                -------
          Total U.S. Treasury                  13,493      $   65      $   (44)       13,514
                                              -------      ------      -------       -------
  U. S. Government agencies due:
    Within 1 year                               3,497                                  3,501
    After 1 year but within 5 years            21,991                                 21,940
    After 5 years but within 10 years           1,000                                    989
                                              -------      ------      -------       -------
          Total U.S. Government agencies       26,488          74         (132)       26,430
                                              -------      ------      -------       -------
  Others due:
    Within 1 year                               1,453                                  1,482
    After 1 year but within 5 years             6,635                                  6,885
    After 5 years but within 10 years           2,199                                  2,150
    After 10 years                                632                                    734
                                              -------      ------      -------       -------
          Total others                         10,919         451         (119)       11,251
                                              -------      ------      -------       -------

Total at December 31, 1996                    $50,900      $  590      $  (295)      $51,195
                                              =======      ======      =======       =======

Held to maturity securities
  consist of the following:

At December 31, 1996:
  U. S. Treasury due:
    Within 1 year                             $ 1,501                                $ 1,504
    After 1 year but within 5 years             4,495                                  4,486
                                              -------                                -------
          Total U.S. Treasury                   5,996      $   12      $   (18)        5,990
                                              -------      ------      -------       -------
  U. S. Government agencies due:
    Within 1 year                               1,498                                  1,501
    After 1 year but within 5 years             9,219                                  9,199
                                              -------      ------      -------       -------
          Total U.S. Government agencies       10,717          32          (49)       10,700
                                              -------      ------      -------       -------
  State and political subdivisions due:
    Within 1 year                               3,087                                  3,091
    After 1 but within 5 years                 26,442                                 26,995
    After 5 years but within 10 years          25,955                                 26,596
    After 10 years                              5,252                                  5,356
                                              -------      ------      -------       -------
          Total state and political
              subdivisions                     60,736       1,529         (227)       62,038
                                              -------      ------      -------       -------

Total at December 31, 1996                    $77,449      $1,573      $  (294)      $78,728
                                              =======      ======      =======       =======

      Sales of securities available for sale for the year ended December 31, 1996 resulted in realized gross gains of $159,790 and calls of a security at a discount resulted in a realized gross loss of $743. Calls of securities held to maturity resulted in gross gains of $15,075 and gross losses of $36. Cost of securities sold were determined on the specific identification method.

                                                            Gross Unrealized
                                            Amortized      ------------------          Fair
Type and Maturity Group                        Cost        Gains       Losses         Value

Available for sale securities
  consist of the following:

At December 31, 1995:
  U. S. Treasury due:
    Within 1 year                             $ 6,004                                $ 5,991
    After 1 year but within 5 years             6,000                                  6,149
                                              -------                                -------
          Total U.S. Treasury                  12,004      $  163      $   (27)       12,140
                                              -------      ------      -------       -------
  U. S. Government agencies due:
    Within 1 year                              12,000                                 11,970
    After 1 year but within 5 years            14,491                                 14,556
    After 5 years but within 10 years           2,000                                  2,047
                                              -------      ------      -------       -------
          Total U.S. Government agencies       28,491         164          (82)       28,573
                                              -------      ------      -------       -------
  Others due:
    Within 1 year                                 100                                    101
    After 1 year but within 5 years             5,342                                  5,569
    After 5 years but within 10 years           2,891                                  3,094
    After 10 years                                560                                    653
                                              -------      ------      -------       -------
          Total others                          8,893         615          (91)        9,417
                                              -------      ------      -------       -------

Total at December 31, 1995                    $49,388      $  942      $  (200)      $50,130
                                              =======      ======      =======       =======

Held to maturity securities consist
  of the following:

At December 31, 1995:
  U. S. Treasury due:
    Within 1 year                             $ 2,000                                $ 2,011
    After 1 year but within 5 years             1,502                                  1,510
                                              -------                                -------
          Total U.S. Treasury                   3,502      $   20      $    (1)        3,521
                                              -------      ------      -------       -------
  U. S. Government agencies due:
    Within 1 year                               5,000                                  4,971
    After 1 year but within 5 years             9,796                                  9,961
                                              -------      ------      -------       -------
          Total U.S. Government agencies       14,796         165          (29)       14,932
                                              -------      ------      -------       -------
  State and political subdivisions due:
    Within 1 year                               3,111                                  3,130
    After 1 but within 5 years                 17,355                                 17,957
    After 5 years but within 10 years          27,282                                 28,460
    After 10 years                              8,095                                  8,414
                                              -------      ------      -------       -------
          Total state and political
              subdivisions                     55,843       2,249         (131)       57,961
                                              -------      ------      -------       -------

Total at December 31, 1995                    $74,141      $2,434      $  (161)      $76,414
                                              =======      ======      =======       =======

      Sales of securities available for sale for the year ended December 31, 1995 resulted in realized gross losses of $56,190. Calls of securities available for sale at a premium resulted in gross gains of $15,238 for the year ended December 31, 1995.

      Securities with an amortized cost of $41,724,705 and $40,539,518 were pledged as collateral for public deposits and for other purposes as required by law at December 31, 1996 and 1995, respectively.


3.    LOANS

      Loans at December 31, 1996 and 1995, classified by type, are as follows:

                                                1996                1995

Real estate:
  Construction                              $ 32,234,274       $ 27,108,399
  Mortgage                                   133,778,880        118,697,296
Commercial, financial and agricultural       116,468,706        120,536,374
Consumer                                      38,214,193         35,620,407
All other loans                                  194,228            241,127
                                            ------------       ------------
Subtotal                                     320,890,281        302,203,603
Net deferred origination fees                   (609,881)          (518,204)
                                            ------------       ------------

Total                                       $320,280,400       $301,685,399
                                            ============       ============


      Nonperforming assets at December 31, 1996 and 1995 are as follows:


                                                          1996          1995

Nonaccrual loans                                       $  409,305      $231,654
Loans 90 days or more past due and still accruing         648,480       440,686
                                                       ----------      --------
Total                                                  $1,057,785      $672,340
                                                       ==========      ========


      If interest from restructured loans, foreclosed properties and nonaccrual loans had been recognized in accordance with the original terms of the loans, net income for 1996, 1995 and 1994 would not have been materially different from the amounts reported.

      Directors and officers of the Company and companies with which they are affiliated are customers of and borrowers from the Bank in the ordinary course of business. At December 31, 1996 and 1995, directors' and principal officers' direct and indirect indebtedness to the Bank aggregated $548,699 and $482,270, respectively. During 1996, additions to such loans were $79,820 and repayments totaled $13,391. In the opinion of management, these loans do not involve more than normal risk of collectibility, nor do they present other unfavorable features.

4.    ALLOWANCE FOR LOAN LOSSES

      Changes in the allowance for loan losses for the years ended December 31, 1996, 1995 and 1994 are as follows (dollars in thousands):

                                                     1996        1995        1994

Balance at beginning of year                       $4,645      $3,996      $3,603
Loans charged off:
  Commercial, financial and agricultural              533         297         136
  Credit cards and related plans                       17           8          10
  Installment loans to individuals                    192         288         246
                                                   ------      ------      ------
Total charge-offs                                     742         593         392
                                                   ------      ------      ------
Recoveries of loans previously charged off:
  Commercial, financial and agricultural               27          40          57
  Credit cards and related plans                        5           5           1
  Installment loans to individuals                     39          80          23
                                                   ------      ------      ------
Total recoveries                                       71         125          81
                                                   ------      ------      ------
Net charge-offs                                       671         468         311
                                                   ------      ------      ------
Additions charged to operations                       820       1,117         704
                                                   ------      ------      ------

Balance at end of year                             $4,794      $4,645      $3,996
                                                   ======      ======      ======

Ratio of net charge-offs during the year to
  average loans outstanding during the period        0.21%       0.16%       0.12%
                                                   ======      ======      ======



      At December 31, 1996 and 1995, the recorded investment in loans that are considered to be impaired was $882,200 ($409,305 of which is on a nonaccrual basis) and $516,887 ($228,729 of which is on a nonaccrual basis), respectively. The average recorded balance of impaired loans during 1996 and 1995 is not significantly different from the balance at December 31, 1996 and 1995. The related allowance for loan losses determined in accordance with SFAS No. 114 for these loans is $383,919 and $284,444 at December 31, 1996 and 1995, respectively. For the years ended December 31, 1996 and 1995, the Bank recognized interest income on those impaired loans of approximately $26,102 and $27,085, respectively.

5.    PREMISES AND EQUIPMENT

      Summaries of premises and equipment at December 31, 1996 and 1995 follow:

                                                               Premises and
                                                 Accumulated    Equipment,
                                    Cost         Depreciation       Net

December 31, 1996:
  Land                          $ 1,528,137                      $1,528,137
  Buildings                       6,615,192      $1,733,859       4,881,333
  Furniture and equipment         5,119,214       3,442,751       1,676,463
  Construction in progress           17,780                          17,780
                                -----------      ----------      ----------
Total                           $13,280,323      $5,176,610      $8,103,713
                                ===========      ==========      ==========

December 31, 1995:
  Land                          $ 1,312,029                      $1,312,029
  Buildings                       6,222,995      $1,584,716       4,638,279
  Furniture and equipment         4,909,605       3,048,902       1,860,703
  Construction in progress          342,765                         342,765
                                -----------      ----------      ----------
Total                           $12,787,394      $4,633,618      $8,153,776
                                ===========      ==========      ==========




6.    INCOME TAXES

      The components of the income tax provision for the years ended December 31, 1996, 1995 and 1994 are as follows:

                        1996             1995             1994

      Current       $6,239,080       $5,962,918       $4,700,133
      Deferred         (18,723)        (364,386)         (77,608)
                    ----------       ----------       ----------

      Total         $6,220,357       $5,598,532       $4,622,525
                    ==========       ==========       ==========

      The change in deferred taxes of ($173,014) and $760,551 related to unrealized gains and losses on securities available for sale were allocated to shareholders' equity in the years ended December 31, 1996 and 1995, respectively.

      A reconciliation of reported income tax expense for the years ended December 31, 1996, 1995 and 1994 to the amount of tax expense computed by multiplying income before income taxes by the statutory federal income tax rate of 35% for 1996, 35% for 1995 and 34% for 1994 follows:

                                                        1996             1995             1994

Tax provision at statutory rate                      $6,622,417       $5,990,417       $5,062,679
Increase (decrease) in income taxes resulting
  from:
  Tax-exempt interest income                           (984,222)        (907,226)        (902,044)
  State income taxes net of federal tax benefit         645,091          592,397          518,154
  Other                                                 (62,929)         (77,056)         (56,264)
                                                     ----------       ----------       ----------
Income taxes reported                                $6,220,357       $5,598,532       $4,622,525
                                                     ==========       ==========       ==========


      The tax effect of the cumulative temporary differences and carryforwards that gave rise to the deferred tax assets and liabilities at December 31, 1996 and 1995 are as follows:


                                                        December 31, 1996
                                           -----------------------------------------------
                                             Assets          Liabilities      Total
Excess book over tax bad debt expense      $1,582,624                      $1,582,624
Excess tax over book depreciation                           $(398,094)       (398,094)
Unrealized gain on securities
  available for sale                                         (118,293)       (118,293)
Other, net                                    260,939        (331,878)        (70,939)
                                           ----------       ---------      ----------

Total                                      $1,843,563       $(848,265)     $  995,298
                                           ==========       =========      ==========


                                                        December 31, 1995
                                           -----------------------------------------------
                                             Assets          Liabilities      Total
Excess book over tax bad debt expense      $1,493,993                      $1,493,993
Excess tax over book depreciation                           $(373,600)       (373,600)
Unrealized gain on securities
  available for sale                                         (291,307)       (291,307)
Other, net                                    213,211        (238,735)        (25,524)
                                           ----------       ---------      ----------

Total                                      $1,707,204       $(903,642)     $  803,562
                                           ==========       =========      ==========



      The net deferred tax asset is included in "other assets" on the balance sheet.

      Although realization of the deferred tax assets is not assured, management believes it is more likely than not that all of the deferred tax assets will be realized.

7.    STOCK OPTIONS

      At December 31, 1996, 1995 and 1994, 118,288, 137,664 and 163,159 shares of common stock were reserved for stock options granted under the Company's employee stock option plan, respectively, and 0, 20,154 and 32,654 shares of common stock were reserved for stock options not granted, respectively. Option prices are established at market value on the dates granted by the Board of Directors. Certain option information for the years ended December 31, 1996, 1995 and 1994 follows:

                                                    Option Price
                                       Shares         Per Share            Total

Outstanding at December 31, 1996      118,288      $10.45 - $20.67      $1,863,729

Outstanding at December 31, 1995      137,664      $8.64 - $18.67       $1,907,614

Granted:
 1996                                  22,779      $20.67               $  470,842
 1995                                  28,474      $17.33 - $17.50      $  493,797
 1994                                  36,282      $15.73 - $18.67      $  584,025

Exercised:
 1996                                  32,106      $8.64 - $18.67       $  334,453
 1995                                  39,593      $7.25 - $15.73       $  388,138
 1994                                  36,903      $9.39 - $15.20       $  284,394

Expired:
 1996                                  10,049      $15.20 - $20.67      $  180,274
 1995                                  14,876      $8.64 - $15.73       $  198,248
 1994                                   1,482      $8.75 - $15.73       $   20,430



      Options granted become exercisable as to one-fifth of the grant per year over a five-year period commencing one year from the date of grant. No option may be exercisable more than five years after the date of grant. Options outstanding at December 31, 1996 are exercisable as follows:


                         Year                    Shares

                         1997                    91,617
                         1998                    13,809
                         1999                     8,605
                         2000                     4,257

      The Company accounts for compensation costs related to the Company's employee stock option plan in accordance with Accounting Principles Board Opinion No. 25; accordingly, no compensation cost has been recognized for stock option awards as the fair value of the options granted do not exceed the option price at the grant date. Had compensation cost for the Company's employee stock option plan been determined consistent with SFAS No. 123, the Company's pro forma net income and earnings per share for the years ended December 31, 1996, 1995 and 1994 would have been as follows:


                                       1996               1995            1994

Net income:
  As reported                        $12,700,834       $11,516,944     $9,842,273
  Pro forma                          $12,487,000       $11,414,281     $9,673,666

Net income per share:
  As reported                          $1.41             $1.28            $1.09
  Pro forma                            $1.38             $1.27            $1.08



      In estimating the compensation expense associated with SFAS No. 123, using The Black Scholes Method, the following assumptions were used: a) risk free rate of 6.11%, b) average expected life of 4.6407 years, c) expected volatility of 33.4111%, and d) expected dividends of 1.2%.


8.    EMPLOYEE BENEFIT PLANS

      The Company has a profit-sharing plan covering substantially all employees. Contributions to the plan are made at the discretion of the Board of Directors but may not exceed the maximum amount allowable for federal income tax purposes. Contributions totaled $564,016, $515,718 and $501,955 for the years ended December 31, 1996, 1995 and 1994, respectively.

      In 1994, the Company adopted a Supplemental Executive Retirement Plan ("SERP"). The SERP allows the Company to supplement the level of certain executives' retirement income over that which is obtainable through the tax-qualified retirement plan sponsored by the Company. Contributions totaled $17,226, $13,665 and $10,929 for the years ended December 31, 1996, 1995 and 1994, respectively.


9.    LEASES

      Lessee - Operating - The Company leases certain premises and equipment under operating lease agreements. As of December 31, 1996, there are no operating leases having noncancelable lease terms in excess of one year.

      Rental expense charged to operations under all operating lease agreements was $16,457, $32,496 and $47,775 for the years ended December 31, 1996, 1995 and 1994, respectively.

      Lessor - Operating - The Company leases certain office space to others under operating lease agreements. Future minimum rental receipts under operating leases having noncancelable lease terms in excess of one year as of December 31, 1996 are $61,452 (1997 - $61,452).

      Rental income received under all operating lease agreements was $67,252, $75,652 and $77,500 for the years ended December 31, 1996, 1995 and 1994, respectively.

      10. FEDERAL FUNDS PURCHASED AND SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE

      Federal funds purchased generally represent overnight borrowings by the Bank for temporary funding requirements. Securities sold under agreements to repurchase represent short-term borrowings by the Bank collateralized by U.S. Treasury and U.S. Government agency securities. Following is a summary of these borrowings:

                                                                  1996            1995            1994

Federal funds purchased:
  Maximum amount outstanding at any month-end
    during the year                                            $2,000,000      $3,500,000      $5,000,000
  Average daily balance outstanding during the
    year                                                          121,813         389,372         492,204
  Average annual interest rate paid during the
    year                                                              5.8%            5.9%            3.8%
Securities sold under agreements to repurchase:
  Balance at December 31                                       $2,955,234      $2,982,870      $3,280,855
  Weighted average interest rate at December 31                       4.7%            4.8%            4.9%
  Maximum amount outstanding at any month-end
    during the year                                            $4,803,891      $3,196,222      $3,395,055
  Average daily balance outstanding during the
    year                                                       $3,832,580      $2,933,733      $2,998,020
  Average annual interest rate paid during the
    year                                                              4.7%            5.2%            3.6%



11.   REGULATION AND REGULATORY RESTRICTIONS

      The holding company is regulated by the Board of Governors of the Federal Reserve System ("FRB") and is subject to securities registration and public reporting regulations of the Securities and Exchange Commission. The Bank is regulated by the Federal Deposit Insurance Corporation ("FDIC"), the North Carolina State Banking Commission and the FRB.

      The primary source of funds for the payment of dividends by Bank of Granite Corporation is dividends received from its subsidiary, Bank of Granite. The Bank, as a North Carolina banking corporation, may pay dividends only out of undivided profits as determined pursuant to North Carolina General Statutes Section 53-87. As of December 31, 1996, the Bank had undivided profits, as defined, of $69,544,855.

      The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory - and possibly additional discretionary - actions by regulators that, if undertaken, could have a direct material effect on the Bank's assets, liabilities, and certain off-balance-sheet items calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

      Quantitative measures established by regulation to ensure capital adequacy require the Company to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 1996, that the Company meets all capital adequacy requirements to which it is subject.

      As of December 31, 1996, the most recent notification from the FDIC and FRB categorized the Company as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category.

      The Bank's actual capital amounts and ratios are also presented in the table (dollars in thousands):

                                                                                                      To Be Well
                                                                                                  Capitalized Under
                                                                            For Capital           Prompt Corrective
                                                      Actual             Adequacy Purposes        Action Provisions
                                               ---------------------    -------------------     ---------------------
                                                Amount       Ratio       Amount       Ratio      Amount       Ratio

As of December 31, 1996:
  Total Capital (to Risk Weighted Assets)       $87,613      24.6 %      $28,463      8.0 %      $35,579     10.0 %
  Tier I Capital (to Risk Weighted Assets)      $83,129      23.4 %      $14,232      4.0 %      $21,347      6.0 %
  Tier I Capital (to Average Assets)            $83,129      17.6 %      $18,879      4.0 %      $23,599      5.0 %

As of December 31, 1995:
  Total Capital (to Risk Weighted Assets)       $77,409      22.9 %      $27,094      6.0 %      $33,868     10.0 %
  Tier I Capital (to Risk Weighted Assets)      $73,170      21.6 %      $13,547      4.0 %      $20,321      6.0 %
  Tier I Capital (to Average Assets)            $73,170      16.9 %      $17,323      4.0 %      $21,654      5.0 %


      The average reserve balance required to be maintained under the requirements of the Federal Reserve was approximately $10,713,000 for the year ended December 31, 1996. The Bank maintained average reserve balances in excess of the requirements.


12.   PARENT COMPANY CONDENSED FINANCIAL INFORMATION

      Condensed financial data for Bank of Granite Corporation (parent company only) follows:


                                                        December 31,
                                               ----------------------------
Condensed Balance Sheets                           1996                1995

Assets:
  Cash on deposit with bank subsidiary         $   554,879      $   190,357
  Investment in subsidiary bank at equity       81,274,287       71,930,488
  Other investments                              1,686,437        1,487,552
  Other                                             48,507           97,118
                                               -----------      -----------
Total                                          $83,564,110      $73,705,515
                                               ===========      ===========

Liabilities and Shareholders' Equity:
  Other liabilities                            $   257,996      $    85,264
  Shareholders' equity                          83,306,114       73,620,251
                                               -----------      -----------
Total                                          $83,564,110      $73,705,515
                                               ===========      ===========

                                                                      For the Years Ended
                                                                         December 31,
                                                     -------------------------------------------------
Condensed Results of Operations                          1996               1995              1994

Equity in earnings of subsidiary bank:
  Dividends                                          $ 3,073,673       $  2,672,759       $ 2,286,694
  Undistributed                                        9,572,301          8,766,424         7,536,874
Income (expenses), net                                    54,860             77,761            18,705
                                                     -----------       ------------       -----------

Net income                                           $12,700,834       $ 11,516,944       $ 9,842,273
                                                     ===========       ============       ===========

Condensed Cash Flow

Increase (decrease) in cash

Cash flows from operating activities:
  Interest received                                  $   107,219       $    40,107       $    27,839
  Dividends received from subsidiary bank              3,073,673         2,672,759         2,286,694
  Net cash provided by (used in) other
    operating activities                                  36,677             6,687           (57,744)
                                                     -----------       -----------       -----------
          Net cash provided by operating
            activities                                 3,217,569         2,719,553         2,256,789
                                                     -----------       -----------       -----------
Cash flows from investing activities:
  Proceeds from maturities of securities
    available for sale                                   200,000            86,063
  Proceeds from sales of securities available
    for sale                                             311,205
  Purchases of securities available for sale            (622,449)         (841,656)         (223,357)
                                                     -----------       -----------       -----------
          Net cash used in investing activities         (111,244)         (755,593)         (223,357)
                                                     -----------       -----------       -----------
Cash flows from financing activities:
  Net proceeds from issuance of common stock             334,467           388,138           284,394
  Net dividends paid                                  (3,058,856)       (2,628,388)       (2,237,479)
  Cash paid for fractional shares                        (17,414)                            (14,953)
                                                     -----------       -----------       -----------
          Net cash used in financing activities       (2,741,803)       (2,240,250)       (1,968,038)
                                                     -----------       -----------       -----------
Net increase (decrease) in cash                          364,522          (276,290)           65,394
Cash at beginning of year                                190,357           466,647           401,253
                                                     -----------       -----------       -----------
Cash at end of year                                  $   554,879       $   190,357       $   466,647
                                                     ===========       ===========       ===========

                                                                       YEAR ENDED DECEMBER 31,
                                                        -------------------------------------------------
CONDENSED CASH FLOW (CONTINUED)                             1996               1995               1994

Reconciliation of net income to net cash
  provided by operating activities:
  Net income                                            $ 12,700,834       $ 11,516,944       $ 9,842,273
                                                        ------------       ------------       -----------
  Adjustments to reconcile net income to net
    cash provided by operating activities:
    Equity in undistributed earnings of subsidiary        (9,572,301)        (8,766,424)       (7,536,874)
    Premium amortization and discount
      accretion, net                                            (722)              (711)
    Gain on sale of securities available for sale           (159,047)           (15,238)
    Increase (decrease) in accrued interest
      receivable                                               4,169            (17,118)
    (Increase) decrease in other assets                       44,442                900           (55,450)
    Increase (decrease) in other liabilities                 200,194              1,200             6,840
                                                        ------------       ------------       -----------
          Total adjustments                               (9,483,265)        (8,797,391)       (7,585,484)
                                                        ------------       ------------       -----------

Net cash provided by operating activities               $  3,217,569       $  2,719,553       $ 2,256,789
                                                        ============       ============       ===========

Supplemental disclosure of non-cash transactions:
  Transfer from capital surplus to common stock         $  3,000,827                         $  1,190,958
  Unrealized (gain) loss on investment
    in bank at equity                                        228,502       $ (1,080,768)          743,711
  Unrealized gain on other investments available
    for sale                                                  72,130           (156,315)          (30,203)
  Deferred income tax provision on net unrealized
    gain on securities available for sale                    (27,464)            61,400            11,864




13.   COMMITMENTS AND CONTINGENCIES

      The Bank has various financial instruments (outstanding commitments) with off-balance sheet risk that are issued in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Commitments to extend credit are legally binding agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts outstanding do not necessarily represent future cash requirements. Standby letters of credit represent conditional commitments issued by the Bank to assure the performance of a customer to a third party. The unused portion of commitments to extend credit at December 31, 1996 and 1995 was $56,138,188 and $50,275,525, respectively. Additionally, standby letters of credit of $2,251,294 and $3,567,898 were outstanding at December 31, 1996 and 1995, respectively.

      The Bank's exposure to credit loss for commitments to extend credit and standby letters of credit is the contractual amount of those financial instruments. The Bank uses the same credit policies for making commitments and issuing standby letters of credit as it does for on-balance sheet financial instruments. Each customer's creditworthiness is evaluated on an individual case-by-case basis. The amount and type of collateral, if deemed necessary by management, is based upon this evaluation of creditworthiness. Collateral held varies, but may include marketable securities, deposits, property, plant and equipment, investment assets, inventories and accounts receivable. Management does not anticipate any significant losses as a result of these financial instruments.


14.   FAIR VALUE OF FINANCIAL INSTRUMENTS

      The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of SFAS No. 107, Disclosures about Fair Value of Financial Instruments. The estimated fair value amounts have been determined by the Bank, using available market information and appropriate valuation methodologies. However, considerable judgment is necessarily required to interpret market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Bank could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts (dollars in thousands):


                                                     December 31, 1996
                                                   ----------------------
                                                                 Estimated
                                                   Carrying        Fair
                                                    Amount         Value

Assets:
  Cash and cash equivalents                        $ 28,846      $ 28,846
  Marketable securities                             128,349       129,923
  Loans                                             315,487       316,549
Liabilities:
  Demand deposits                                   188,617       188,617
  Time deposits                                     209,081       206,776
Off-balance-sheet unrealized gains (losses) -
  Commitments                                                          90


                                                     December 31, 1995
                                                   ----------------------
                                                                 Estimated
                                                   Carrying        Fair
                                                    Amount         Value

Assets:
  Cash and cash equivalents                        $ 21,121      $ 21,121
  Marketable securities                             124,271       126,544
  Loans                                             297,040       297,658
Liabilities:
  Demand deposits                                   177,430       177,430
  Time deposits                                     199,613       196,437
Off-balance-sheet unrealized gains (losses) -
  Commitments                                                          77

      The fair value of marketable securities is based on quoted market prices, dealer quotes and prices obtained from independent pricing services. The fair value of loans, time deposits, commitments and guarantees is estimated based on present values using applicable risk-adjusted spreads to the U.S. Treasury curve to approximate current entry-value interest rates applicable to each category of such financial instruments.

      No adjustment was made to the entry-value interest rates for changes in credit of loans for which there are no known credit concerns. Management segregates loans in appropriate risk categories. Management believes that the risk factor embedded in the entry-value interest rates, along with the general reserves applicable to the loan portfolio for which there are no known credit concerns, result in a fair valuation of such loans on an entry-value basis.

      As required by the Statement, demand deposits are shown at their face value.

      The fair value estimates presented herein are based on pertinent information available to management as of December 31, 1996. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since that date and, therefore, current estimates of fair value may differ significantly from the amounts presented herein.



                                     ******

                                                                     APPENDIX A

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE

                               REVOCABLE PROXY
                               BANK OF GRANITE

     This Proxy is Solicited on Behalf of the Board of Directors. The undersigned hereby appoints John A. Forlines, Jr., Myron L. Moore, Jr., and Robert E. Cline, or each of them, as Proxies, each with the power to appoint his or her substitute and hereby authorizes each of them to represent and to vote as designated below all the shares of Common Stock held on record by the undersigned on March 9, 1997, at the Annual Meeting of Shareholders to be held on April 28, 1997, or any adjournment thereof.

1. APPROVING THE CORPORATION'S STOCK OPTION PLAN.

                 FOR  [ ]      AGAINST  [ ]      ABSTAIN  [ ]

2. ELECTION OF DIRECTORS:

            John N. Bray, Robert E. Cline, John A. Forlines, Jr.,
 Barbara F. Freiman, Hugh R. Gaither, Charles M. Snipes, Boyd C. Wilson, Jr.

             FOR  [ ]      WITHHOLD  [ ]      FOR ALL EXCEPT  [ ]

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

   _________________________________________________________________________

3. THE RATIFICATION OF THE ACCOUNTING FIRM DELOITTE & TOUCHE LLP as the Corporation's independent Certified Public Accountants for the year ending December 31, 1997.

                 FOR  [ ]      AGAINST  [ ]      ABSTAIN  [ ]

4. In their discretion, the Proxies are authorized to vote upon other such business as may properly come before the meeting.

Please be sure to sign and date
  this Proxy in the box below.

_______________________________
Date

_______________________________
Stockholder sign above

_______________________________
Co-holder (if any) sign above


-------------------------------------------------------------------------------

   Detach above card, sign, date and mail in postage paid envelope provided.

                         BANK OF GRANITE CORPORATION
_______________________________________________________________________________

Shares of Common Stock of the Company will be voted as specified. If no specification is made, shares will be voted FOR Proposal 1, the Corporation's Stock Option Plan, FOR Proposal 2, the Board of Directors' nominees to the Board of Directors, FOR Proposal 3, the ratification of the accounting firm Deloitte & Touche LLP, and otherwise at the discretion of the proxies.

The above signed hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders of the Company called for April 28, 1997, a Proxy Statement for the Annual Meeting and the 1996 Annual Report to Shareholders.

Please sign exactly as your name(s) appear(s) on this proxy card. When shares are held jointly, each holder should sign. When signing in a representative capacity, please give title.

                             PLEASE ACT PROMPTLY
                   SIGN, DATE & MAIL YOUR PROXY CARD TODAY
_______________________________________________________________________________